AGREEMENT AND PLAN OF MERGER

DATED AS OF FEBRUARY 14, 2006

BY AND AMONG

NOVASTAR RESOURCES LTD.,

TP ACQUISITION CORP.,

AND

THORIUM POWER, INC.

TABLE OF CONTENTS

Page

1.	THE MERGER AND CONSIDERATION; CERTAIN DEFINITIONS		1
	1.1	The Merger	1
	1.2	Merger Consideration	2
	1.3	Appraisal Rights	4
	1.4	Certain Definitions	5
	1.5	Other Definitions	9
2.	REPRESENTATIONS AND WARRANTIES OF THORIUM POWER		11
	2.1	Organization	11
	2.2	Capitalization	12
	2.3	Authorization; Validity of Agreement	12
	2.4	No Violations; Consents and Approvals	13
	2.5	Financial Statements	13
	2.6	Operation of Business	13
	2.7	No Undisclosed Liabilities	15
	2.8	Litigation; Compliance With Law; Licenses Ad Permits	15
	2.9	Employee Benefit Plans; ERISA	15
	2.10	Intellectual Property	16
	2.11	Material Contracts	16
	2.12	Taxes	17
	2.13	Affiliated Party Transactions	17
	2.14	Environmental Matters	18
	2.15	No Brokers	18
	2.16	Assets Utilized in The Business	18
	2.17	Insurance	18
	2.18	Delivery of Documents; Corporate Records	19
	2.19	Labor And Employment Matters	19
	2.20	Restrictive Covenants	20
	2.21	Directors, Officers And Certain Employees	20
	2.22	No Misstatements Or Omissions	20

3.	REPRESENTATIONS AND WARRANTIES OF NOVASTAR AND ACQUISITIONS
SUB		20
3.1	Organization	20
3.2	Authorization; Validity of Agreement	21
3.3	No Violations; Consents and Approvals	21
3.4	The Shares	21
3.5	SEC Filings; Disclosure	21
3.6	Litigation; Compliance With Law; Licenses and Permits	22
3.7	No Misstatements Or Omissions	22
3.8	Information Supplied	22
3.9	Acquisition Sub	23
3.10	Capitalization	23
3.11	Financial Statements	23
3.12	Operation of Business	24
3.13	No Undisclosed Liabilities	25

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3.14	Employee Benefit Plans; ERISA	25
3.15	Intellectual Property	26
3.16	Material Contracts	26
3.17	Taxes	27
3.18	Affiliated Party Transactions	27
3.19	Environmental Matters	28
3.20	No Brokers	28
3.21	Assets Utilized in The Business	28
3.22	Insurance	29
3.23	Delivery of Documents; Corporate Records	29
3.24	Labor And Employment Matters	29
3.25	Restrictive Covenants	30
3.26	Directors, Officers And Certain Employees	30
3.27	Continuity of Business Enterprise	30
4.	CONDITIONS TO OBLIGATIONS OF THORIUM POWER TO CLOSE	31
4.1	Correctness of Representations And Warranties	31
4.2	Performance of Covenants And Agreements	31
4.3	Effectiveness of Registration Statement	31
4.4	No New Proceedings	31
4.5	Board of Directors Approvals	31
4.6	Stockholder Approval of Charter Amendment	31
4.7	Receipt of Releases	32
4.8	Employment Agreements	32
4.9	Dissenting Stockholders	32
4.10	Financing	32
4.11	14F-1 Information Statement	32
4.12	Amendment of Novastar Material Contracts	32
4.13	Absence of Material Adverse Change	32
4.14	Due Diligence	32
4.15	Consents And Approvals	32
4.16	Delivery of Secretary’s Certificate	32
4.17	Exchange Agent	33
4.18	Exchangeable Securities	33
4.19	Novastar Tax Returns	33
4.20	Other Closing Documents	33
5.	CONDITIONS TO OBLIGATIONS OF NOVASTAR AND ACQUISITION SUB TO
CLOSE		33
5.1	Correctness of Representations And Warranties	33
5.2	Performance of Covenants And Agreements	33
5.3	Board Approval of Merger	33
5.4	Stockholder Approval of Merger	33
5.5	Board of Directors Approval	34
5.6	Stockholder Approval of Charter Amendment	34
5.7	Receipt of Releases	34
5.8	Employment Agreements	34
5.9	Effectiveness of Registration Statement	34
5.10	No New Proceedings	34
5.11	Dissenting Stockholders	34

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5.12	Consents And Approvals	34
5.13	Absence of Material Adverse Change	35
5.14	14F-1 Information Statement	35
5.15	Exchangeable Securities	35
5.16	Delivery of Secretary’s Certificate	35
5.17	Due Diligence	35
5.18	Other Closing Documents	35
6.	PRE-CLOSING COVENANTS	35
6.1	General	35
6.2	Full Access	35
6.3	Notice of Developments	35
6.4	Preparation of Registration Statement	36
6.5	Regulatory And Other Approvals	36
6.6	Periodic Reports	36
6.7	Preservation of Business	36
6.8	Publicity	38
6.9	Thorium Power Exchangeable Securities	39
6.10	Appointment of Seth Grae as CEO and President of Novastar	39
6.11	Continuity of Business Enterprise	39
6.12	No Solicitation	39
6.13	Financing	41
6.14	Amendment of Novastar Material Contracts	41
7.	INDEMNIFICATION	41
7.1	Indemnification By Thorium Power	41
7.2	Indemnification By Novastar	41
7.3	Limitations Period	41
7.4	Procedures For Resolution And Payment of Claims For Indemnification	41
7.5	Limitation on Indemnification	43
7.6	Exclusive Remedy	43
8.	CONFIDENTIAL INFORMATION	43
9.	TERMINATION	43
9.1	Ability to Terminate	43
9.2	Procedure and Effect of Termination	44
9.3	Remedies upon Termination	44
9.4	Liquidated Damages	45
10.	MISCELLANEOUS PROVISIONS	45
10.1	Construction; Governing Law	45
10.2	Notices	45
10.3	Assignment	47
10.4	Amendments and Waivers	47
10.5	Attorneys’ Fees	47
10.6	Binding Nature of Agreement	47
10.7	Expenses	47
10.8	Entire Agreement	48
10.9	Severability	48
10.10	Counterparts; Signatures; Section Headings	48
10.11	Waiver of Jury Trial	48
10.12	Submission to Jurisdiction	48

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SCHEDULES

Schedule 2.2	-	Thorium Power - Capitalization
Schedule 2.4	-	Thorium Power - No Violations; Consents and Approvals
Schedule 2.5	-	Thorium Power - Financial Statements
Schedule 2.6	-	Thorium Power - Operation of Business
Schedule 2.7	-	Thorium Power – No Undisclosed Liabilities
Schedule 2.8	-	Thorium Power – Litigation; Compliance With Law; Licenses And Permits
Schedule 2.9	-	Thorium Power - Employee Benefit Plans; ERISA
Schedule 2.10	-	Thorium Power - Intellectual Property
Schedule 2.11	-	Thorium Power - Material Contracts
Schedule 2.12	-	Thorium Power - Taxes
Schedule 2.13(a)	-	Thorium Power - Affiliated Party Transactions
Schedule 2.13(b)	-	Thorium Power - Affiliated Party Transactions
Schedule 2.14	-	Thorium Power - Environmental Matters
Schedule 2.15	-	Thorium Power – No Brokers
Schedule 2.17	-	Thorium Power - Insurance
Schedule 2.19	-	Thorium Power - Labor And Employment Matters
Schedule 2.20	-	Thorium Power - Restrictive Covenants
Schedule 2.21	-	Thorium Power – Directors, Officers And Certain Employees
Schedule 3.3	-	Novastar – No Violations; Consents And Approvals
Schedule 3.6	-	Novastar - Litigation; Compliance With Law; Licenses And Permits
Schedule 3.10	-	Novastar - Capitalization
Schedule 3.11	-	Novastar – Financial Statements
Schedule 3.12	-	Novastar – Operation of Business
Schedule 3.13	-	Novastar – No Undisclosed Liabilities
Schedule 3.14	-	Novastar – Employee Benefit Plans; ERISA
Schedule 3.15	-	Novastar – Intellectual Property
Schedule 3.16	-	Novastar – Material Contracts
Schedule 3.17	-	Novastar – Taxes
Schedule 3.18(a)	-	Novastar - Affiliated Party Transactions
Schedule 3.18(b)	-	Novastar - Affiliated Party Transactions
Schedule 3.19	-	Novastar – Environmental Matters
Schedule 3.20	-	Novastar – No Brokers
Schedule 3.22	-	Novastar - Insurance
Schedule 3.24	-	Novastar – Labor and Employment Matters
Schedule 3.25	-	Novastar – Restrictive Covenants
Schedule 3.26	-	Novastar – Directors, Officers And Certain Employees
Schedule 4.4	-	Novastar – No New Proceedings
Schedule 4.12	-	Amendment of Novastar Material Contracts
Schedule 5.10	-	Thorium Power – No New Proceedings
Schedule 6.7	-	Preservation of Business

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made as of February 14, 2006, by and among Novastar Resources Ltd., a Nevada corporation (“Novastar”), TP Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Novastar (“Acquisition Sub”), and Thorium Power, Inc., a Delaware corporation (“Thorium Power”). Novastar, Acquisition Sub, and Thorium Power are each referred to herein as a “Party” or collectively as the “Parties”.

BACKGROUND

Novastar is the owner of certain rights to properties that Novastar believes may contain Thorium deposits and other rare earth minerals. Thorium Power designs proliferation resistant thorium based nuclear fuels. The boards of directors of Novastar and Thorium Power believe that a business combination of Novastar and Thorium Power would be in the best interests of the stockholders of both companies.

This Agreement contemplates a transaction in which Novastar will acquire one hundred percent (100%) of the outstanding common stock of Thorium Power through a reverse merger (the “Merger”) of Acquisition Sub with and into Thorium Power.

As a result of the Merger, Thorium Power will become a wholly-owned subsidiary of Novastar and the stockholders of Thorium Power will become stockholders of Novastar.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, intending to be legally bound hereby, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

AGREEMENT

1.	THE MERGER AND CONSIDERATION; CERTAIN DEFINITIONS.
1.1	The Merger.
(a)

Structure. Subject to the terms and provisions of this Agreement, and in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Acquisition Sub shall be merged with and into Thorium Power. Thorium Power will be the surviving corporation of the Merger (sometimes hereinafter called the “Surviving Corporation”) and will continue its corporate existence under the laws of the State of Delaware as a subsidiary of Novastar. At the Effective Time, the separate corporate existence of Acquisition Sub shall cease. For federal income tax purposes, the parties intend that the Merger shall qualify as a tax-free reorganization under Section 351 and Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”).

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(b)

The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Pillsbury Winthrop Shaw Pittman, 1540 Broadway, New York, New York 10036, commencing at 10:00 a.m. local time on the later to occur of (a) the business day following the date on which all the conditions set forth in Sections 4 and 5 have been satisfied or waived (other than conditions with respect to actions the respective Parties will take at the Closing itself); or (b) such other date as the parties may mutually determine (in each case, the “Closing Date”).

(c)

Actions At The Closing. At the Closing, (i) Novastar and Acquisition Sub will deliver to Thorium Power the various certificates, instruments, and documents referred to in Section 4 below, (ii) Thorium Power will deliver to Novastar the various certificates, instruments, and documents referred to in Section 5 below, and (iii) the Surviving Corporation shall file with the Secretary of State of the State of Delaware a properly executed Certificate of Merger.

(d)	Effect of Merger.
(i)

General. The Merger shall become effective at the time (the “Effective Time”) the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the DGCL.

(ii)	Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation will be the Certificate of Incorporation of Acquisition Sub in effect immediately prior to the Merger.
(iii)	Bylaws. The Bylaws of the Surviving Corporation will be the Bylaws of Acquisition Sub in effect immediately prior to the Merger.
(iv)

Conversion of Capital Stock of Acquisition Sub. At and as of the Effective Time, each issued and outstanding share of capital stock of Acquisition Sub will be canceled and retired and shall cease to exist and neither shares of capital stock of the Surviving Corporation nor any cash, property, rights, other securities or obligations of the Surviving Corporation shall be issued therefor, except as provided in Section 1.2 below.

(v)	Directors and Officers. The directors and officers of Thorium Power will be the directors and officers of the

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Surviving Corporation as of the Effective Time (retaining their respective positions and terms of office).

1.2	Merger Consideration.
(a)

Purchase Price. At the Closing, each issued and outstanding share of Thorium Power’s common stock, $0.05 par value per share (the “Thorium Power Common Stock”) other than shares of Thorium Power Common Stock held by Novastar shall be converted into the right to receive a number of shares of Novastar’s common stock, $0.001 par value per share (the “Novastar Common Stock”) equal to the Conversion Ratio and each Exchangeable Security shall be converted into the right to receive a number of shares of Novastar Common Stock as specified in a resolution to be adopted by the board of directors of Thorium Power prior to the Closing; provided, however, that the total number of shares of Novastar Common Stock issued to the holders of Exchangeable Securities, in the aggregate, will not exceed 50% of the number represented by “X” in the definition of Conversion Ratio. All shares of Thorium Power Common Stock and all Exchangeable Securities converted in accordance with this paragraph will no longer be outstanding and will automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Thorium Power Common Stock or certificate or other instrument evidencing any such Exchangeable Securities shall cease to have any rights with respect thereto, except the right to receive the shares of Novastar Common Stock to be issued in consideration therefor upon the surrender of such certificate or other instrument in accordance with Section 1.2(c), without interest. Any securities convertible into or exercisable for shares of Thorium Power Common Stock (the “Thorium Power Convertible Securities”) immediately prior to the Effective Time (other than the Exchangeable Securities) will become, at the Effective Time, securities convertible into or exercisable for such number of shares of Novastar Common Stock as the holder of such securities would have received had such holder converted such securities into Thorium Power Common Stock immediately prior to the Effective Time. Appropriate adjustment will be made to any exercise or conversion price of such securities.

(b)

Cancellation of Thorium Power Common Stock; Issuance of Thorium Power Common Stock To Novastar. At and as of the Effective Time, each issued and outstanding share of Thorium Power Common Stock, the Exchangeable Securities, the other Thorium Power Convertible Securities, and any other equity interest in Thorium Power issued and outstanding or held in Thorium Power’s treasury shall automatically be canceled and extinguished and no payment shall be made in respect thereof except according to the provisions of this Agreement. No share of

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Thorium Power Common Stock or Exchangeable Security outstanding prior to the Effective Time shall be deemed to be outstanding or to have any rights after the Effective Time. After the Effective Time, there shall be no further registration of transfers of Thorium Power Common Stock or Exchangeable Securities outstanding immediately prior to the Effective Time on Thorium Power’s security transfer books. At the Effective Time, Thorium Power shall issue a stock certificate to and in the name of Novastar for ten shares of Thorium Power Common Stock.

(c)	Exchange of Certificates.
(i)

As of the Effective Time, Novastar shall enter into an agreement (the terms of which shall be reasonably satisfactory to Thorium Power) with such bank or trust company as may be designated by Novastar (the “Exchange Agent”), which will provide that Novastar shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Thorium Power Common Stock and the Exchangeable Securities, for exchange in accordance with this Section 1, through the Exchange Agent, certificates representing the number of duly authorized whole shares of Novastar Common Stock issuable in connection with the Merger (such shares of Novastar Common Stock being referred to herein as the “Exchange Fund”).

(ii)

As soon as reasonably practicable after the Effective Time, and in any event within ten business days after the Effective Time, Novastar shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates or other instrument or instruments which immediately prior to the Effective Time represented outstanding shares of Thorium Power Common Stock or Exchangeable Securities (the “Certificates”) whose shares are converted pursuant to Section 1.2(a) a letter of transmittal in customary form, and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of Novastar Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and completed in accordance with its terms, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of shares of Novastar Common Stock, which such holder has the right to receive pursuant to the provisions of this Agreement and the Certificate so surrendered shall forthwith be cancelled. The Exchange Agent shall have discretion to determine

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and apply reasonable rules and procedures relating to the surrender for exchange of a Certificate that is lost or destroyed. In no event shall the holder of any Certificate be entitled to receive any fractional shares or interest on any funds to be received in the Merger.

(iii)

Until surrendered as contemplated by Section 1.2(c)(ii), and subject to the rights of appraisal of any stockholder, each Certificate shall be deemed at any time after the Effective Time to represent ownership of the number of shares of Novastar Common Stock (and any rights derivative thereof) into which the number of shares of Thorium Power Common Stock or Exchangeable Securities represented thereby have been converted as contemplated by this Agreement.

(iv)

No certificate or scrip representing fractional shares of Novastar Common Stock will be issued in the Merger upon the surrender for exchange of Certificates, and any such fractional share interests will not entitle the owner thereof to any rights of a stockholder of Novastar. Each holder of Certificates who would otherwise have been entitled to a fraction equal to one-half or more of a share of Novastar Common Stock will receive a full share of Novastar Common Stock, and fractional interests of less than one-half of a share of Novastar Common Stock will be canceled.

1.3	Appraisal Rights.
(a)

Notwithstanding Section 1.2 above, shares of Thorium Power Common Stock which are held by a holder of Thorium Power Common Stock immediately prior to the Effective Time who has properly preserved and perfected appraisal rights with respect to such shares pursuant to Section 262 of the DGCL (“Dissenting Stockholder”), shall not be converted into Novastar Common Stock as specified in Section 1.2 hereof, and instead shall be treated in accordance with that provision of the DGCL, unless and until the right of such Dissenting Stockholder under Section 262 of the DGCL to payment for such Dissenting Stockholder’s shares shall cease.

(b)

If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) such Dissenting Stockholder’s right to payment for any of such Dissenting Stockholder’s shares under Section 262 of the DGCL, as the case may be, such Dissenting Stockholder’s shares shall automatically be converted into Novastar Common Stock on the terms specified in Section 1.2 above.

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(c)

Each Dissenting Stockholder who becomes entitled, pursuant to the provisions of Section 262 of the DGCL, to payment of the fair value of any such Dissenting Stockholder’s shares shall receive payment therefor from Thorium Power, and following the Merger, Novastar.

1.4	Certain Definitions.

As used in this Agreement:

(a)	“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person.
(b)

“Confidential Information” means (whether disclosed in writing or orally) any and all non-public and/or proprietary information with respect to the business, services, operations, assets, properties, financial condition, plans and prospects of a Party and its Subsidiaries and Affiliates including, without limitation, Intellectual Property and information relating to acquisition targets and acquisition strategies, pricing for acquisitions, financial information or projections and other information concerning acquisition targets and potential acquisition targets, proposed financing arrangements, customers and vendors, business strategies, plans and prospects, agreements, business records, information relating to intellectual property, marketing and sales strategies, pricing strategies, programs, source codes, object codes, algorithms and the related documentation, software designs (in each case regardless of the medium in which it is maintained or stored), internet strategies, URL designations and any other information which a Party designates that it has received pursuant to a confidentiality obligation to another Person, together with all derivative works, copies, reports, summaries, studies, compilations and other documentation which contain or otherwise reflect or are generated from any of the foregoing.

(c)

“Contract” means any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, option, employment agreement, contract, undertaking, understanding, covenant, agreement or other instrument, whether oral or written.

(d)	“Conversion Ratio” means the quotient of (X minus ES) divided by TO, where

ES = the number of shares of Novastar Common Stock issuable in the aggregate to the holders of the Exchangeable Securities in accordance with Section 1.2(a) hereof;

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TO = the number of shares of Thorium Power Common Stock outstanding immediately prior to the Closing; and

X = the product of M multiplied by Y (and shall equal, in the aggregate, the total number of shares of Novastar Common Stock issued in exchange for all of the equity securities of Thorium Power other than the Thorium Power Convertible Securities that are not Exchangeable Securities), where

M = 1.22471910112, and

Y = the sum of NO + SS + FS + DS, where

NO = the number of shares of Novastar Common Stock outstanding on the date hereof;

SS = the number of shares of Novastar Common Stock issued to Seth Shaw and Sean Mulhearn between the date hereof and the Closing Date for services rendered by Seth Shaw and Sean Mulhearn to Novastar (it being understood that for purposes of determining SS, any securities issued to Seth Shaw and Sean Mulhearn during such period that are convertible into or exercisable or exchangeable for Novastar Common Stock shall be deemed to have been so converted, exercised or exchanged);

FS = 4,180,000 plus the number of additional shares of Novastar Common Stock issued between the date hereof and the Closing Date in order to raise the aggregate $2,750,000 since January 1, 2006, as described in Section 4.10 (it being understood that for purposes of determining FS, any securities issued in such financing that are convertible into or exercisable or exchangeable for Novastar Common Stock shall be deemed to have been so converted, exercised or exchanged); and

DS = the number of shares of Novastar Common Stock issued to directors and officers of Novastar (other than Seth Grae) between the date hereof and the Closing Date, which number shall not exceed 1,000,000 (it being understood that for purposes of determining DS, any securities issued to such directors and officers that are convertible into or exercisable or exchangeable for Novastar Common Stock shall be deemed to have been so converted, exercised or exchanged).

(e)

“Employee Benefit Plan” means (a) any “employee pension benefit plan” (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); (b) any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA); and (c) any other written or oral plan, agreement,

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program, policy, practice, contract, understanding, or other arrangement or commitment of any kind providing for, either directly or indirectly, compensation, bonuses, vacation, termination pay, performance awards, fringe benefits, insurance coverage, severance benefits, disability benefits, deferred compensation, stock options, stock purchase, phantom stock, stock appreciation or any type of stock-related awards, early retirement benefits, welfare benefits, one or more severance plans, any other form of incentive compensation or post-retirement compensation or any other employee benefit of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, which currently is or has been sponsored, maintained, contributed to, or required to be contributed to, by a Party, any Subsidiary of a Party, or any ERISA Affiliate, or for which a Party, any Subsidiary of a Party, or any ERISA Affiliate has or has had any obligation or any liability of any nature, contingent or otherwise, or for which there is a reasonable expectation of such obligation or liability, on or before the Closing for the benefit of any present or former employees, retirees, directors or independent contractors (or their beneficiaries, dependents or spouses) of a Party, any Subsidiary of a Party, or any ERISA Affiliate.

(f)	“Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.
(g)	“Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA.
(h)	“Encumbrance” means a claim, lien, mortgage, encumbrance, pledge or other security interest of any kind.
(i)

“Environmental Laws” means any federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC ss.ss.9601 et seq., the Emergency Planning and Community Right-to-Know Act, 42 USC ss.ss. 11001 et seq., and the Resource Conservation and Recovery Act, 42 USC ss.ss. 6901 et seq.

(j)

“ERISA Affiliate” means any entity which with respect to a Party or Subsidiary of a Party is or was a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code); (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code); or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included a Party or any Subsidiary of a Party.

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(k)	“Exchangeable Securities” means the Thorium Power Convertible Securities that have an exercise price of $5.00 or less.
(l)	“GAAP” means United States generally accepted accounting principles, consistently applied.
(m)

“Governmental Authorizations” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement.

(n)	“Governmental Entity” means any:
(i)	nation, state, county, city, town, village, district, or other political jurisdiction of any nature;
(ii)	federal, state, local, municipal, foreign, or other government;
(iii)	governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);
(iv)	multi-national organization or body; or
(v)	body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.
(o)	“Hazardous Substance” means asbestos, polychlorinated biphenyls, ureaformaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.
(p)

“Intellectual Property” means with respect to any Party and its Subsidiaries, collectively (a) trademarks, trade names, service marks, service names, domain names, uniform resource locators (URLs), keywords, designs, logos and assumed names; (b) copyrights and other rights in original works of authorship; (c) patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (d) computer software programs or applications (in both source and object code versions), including any related technical documentation; (e) trade secrets and invention disclosures, that are owned by such Party, its Subsidiaries or any other Person and that have been or are used by such Party or its Subsidiaries in the operation of their respective businesses, or that are used in or necessary for the conduct of the respective businesses of such

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Party or its Subsidiaries as currently conducted or contemplated to be conducted; and (f) know-how and general intangibles of like nature, together with all goodwill, registrations and applications related to any of the foregoing whether or not protectable as a matter of law.

(q)

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

(r)	“License” means a license, permit, certification, qualification, or franchise issued by any Governmental Entity.
(s)	“Material Adverse Effect” means a material adverse effect (financial or otherwise) on the business, assets, liabilities, condition, property, prospects or results of operations of a Party.
(t)

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Entity.

(u)	“Proceeding” means a claim, suit, action, inquiry, investigation or proceeding.
(v)

“Required Consents” means the consents, approvals, orders, authorizations, notifications, notices, estoppel certificates, releases, registrations, ratifications, declarations, filings, waivers, exemptions or variances (each a “Consent”) with respect to any License or Legal Requirement or otherwise as are set forth on Schedule 2.4 hereof with respect to Thorium Power, and Schedule 3.3 with respect to Novastar.

(w)	“SEC” means the United States Securities and Exchange Commission.
(x)

“Subsidiary” means any Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

(y)

“Tax” means any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any

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Governmental Entity or payable pursuant to any tax-sharing agreement.

(z)

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

(aa)	“Transaction Documents” means this Agreement and each other agreement, instrument, document, and certificate to be executed and delivered by the Parties pursuant to this Agreement.
1.5	Other Definitions.

The definitions of other terms used in this Agreement may be found as follows:

(a)	“Acquisition Sub” is defined in the introductory paragraph.
(b)	“Agent” or “Agents” is defined at Section 8.
(c)	“Agreement” is defined in the introductory paragraph.
(d)	“Alternative Proposal” is defined at Section 6.12(b).
(e)	“Alternative Proposal Notice” is defined at Section 6.12(d).
(f)	“Certificates” is defined at Section 1.2(c)(ii).
(g)	“Closing” is defined at Section 1.1(b).
(h)	“Closing Date” is defined at Section 1.1(b).
(i)	“Code” is defined at Section 1.1(a).
(j)	“Consent” is defined at Section 1.4(v).
(k)	“Conversion Ratio” is defined at Section 1.4(d).
(l)	“Costs” is defined at Section 7.1.
(m)	“DGCL” is defined at Section 1.1(a).
(n)	“Dissenting Stockholder” is defined at Section 1.3(a).
(o)	“Effective Time” is defined at Section 1.1(d)(i).

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(p)	“ERISA” is defined at Section 1.4(e).
(q)	“Exchange Agent” is defined in Section 1.2(c)(i).
(r)	“Exchange Fund” is defined in Section 1.2(c)(i).
(s)	“Indemnification Period” is defined at Section 7.3.
(t)	“Indemnitee” is defined at Section 7.4(a).
(u)	“Indemnitor” is defined at Section 7.4(a).
(v)	“Indemnity Certificate” is defined at Section 7.4(a).
(w)	“Latest Novastar Balance Sheet” is defined at Section 3.11(a).
(x)	“Latest Thorium Power Balance Sheet” is defined at Section 2.5(a).
(y)	“Merger” is defined in the Recitals.
(z)	“Novastar” is defined in the introductory paragraph.
(aa)	“Novastar Common Stock” is defined at Section 1.2(a).
(bb)	“Novastar Disclosure Documents” is defined at Section 3.5.
(cc)	“Novastar Financial Statements” is defined at Section 3.11(a).
(dd)	“Novastar Material Contracts” is defined at Section 3.16(a).
(ee)	“Party” or “Parties” is defined in the introductory paragraph.
(ff)	“Registration Statement” is defined at Section 3.8.
(gg)	“Representatives” is defined at Section 6.12(a).
(hh)	“Superior Proposal” is defined at Section 6.12(d).
(ii)	“Surviving Corporation” is defined at Section 1.1(a).
(jj)	“Tax Liability” is defined in Section 2.12(c).
(kk)	“Thorium Power” is defined in the introductory paragraph.
(ll)	“Thorium Power Common Stock” is defined at Section 1.2(a).
(mm)	“Thorium Power Convertible Securities” is defined at Section 1.2(a).

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(nn)	“Thorium Power Financial Statements” is defined at Section 2.5(a).
(oo)	“Thorium Power Material Contracts” is defined at Section 2.11(a).
(pp)	“1933 Act” is defined at Section 3.5.
(qq)	“1934 Act” is defined at Section 3.5.
2.	REPRESENTATIONS AND WARRANTIES OF THORIUM POWER.

Thorium Power represents and warrants to Novastar and Acquisition Sub that each of the following statements is true and correct as of the date hereof (unless stated as of another date):

2.1	Organization.

Thorium Power is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Thorium Power is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material Adverse Effect. Thorium Power has delivered to Novastar true, correct and complete copies of the Certificate of Incorporation and Bylaws and other organizational documents, as currently in effect, of Thorium Power. Thorium Power does not have any direct or indirect Subsidiaries or hold any equity or ownership interest of any kind, whether beneficially or of record, in any Person.

2.2	Capitalization.

(a)

The authorized capital stock of Thorium Power, the issued and outstanding capital stock of Thorium Power and the record and beneficial ownership of the capital stock of Thorium Power is set forth on Schedule 2.2. The shares of Thorium Power Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as contemplated by this Agreement or set forth on Schedule 2.2, there are no (i) options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating, now or in the future, Thorium Power to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in Thorium Power or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of Thorium Power to repurchase, redeem or otherwise acquire any capital stock or equity interest of Thorium Power or (iii) voting trusts, proxies or similar agreements

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to which Thorium Power is a party with respect to the voting of the capital stock of Thorium Power.

(b)

Except as set forth on Schedule 2.2 and except for the equity interest of the Subsidiaries of Thorium Power and temporary investments of cash in marketable securities, Thorium Power does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any Person.

2.3	Authorization; Validity of Agreement.

Thorium Power has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to be executed and delivered by Thorium Power pursuant to this Agreement, and to assume and perform any obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to be executed and delivered by Thorium Power pursuant to this Agreement have been duly authorized, executed and delivered by Thorium Power and are valid and binding obligations of Thorium Power, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors’ rights and general principles of equity.

2.4	No Violations; Consents And Approvals.
(a)

Except as set forth on Schedule 2.4, the execution, delivery and performance of each of this Agreement and the other Transaction Documents by Thorium Power do not, and the consummation by it of the transactions contemplated hereby and thereby will not: (i) violate any provision of its Certificate of Incorporation, Bylaws or other organizational documents, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Thorium Power Material Contract, after giving effect to any Required Consents, or (iii) violate any Legal Requirement applicable to Thorium Power or any of their respective properties or assets.

(b)

No Consent with, to or of any legislative or executive agency or department or other regulatory service, authority or agency or any court, arbitration panel or other tribunal or judicial authority of any Governmental Entity or Person, is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents by Thorium Power or the consummation by Thorium Power of the transactions contemplated hereby and thereby, except the Required Consents set forth on Schedule 2.4 hereof.

2.5	Financial Statements.

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(a)

Attached as Schedule 2.5 are the unaudited balance sheets of Thorium Power as of December 31, 2005 (the “Latest Thorium Power Balance Sheet”) and December 31, 2004, together with the related unaudited statements of income for the fiscal years then ended (collectively, the “Thorium Power Financial Statements”).

(b)

The Thorium Power Financial Statements have been prepared by Thorium Power and have been derived from, and agree with, the books and records of Thorium Power and fairly present the financial position of Thorium Power as of the respective dates thereof and the results of operations of Thorium Power for the respective periods set forth therein. The Thorium Power Financial Statements have been prepared in accordance with GAAP as of the dates and for the periods involved, subject to the absence of notes.

(c)

Thorium Power maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain assets accountability, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, except for any controls the absence of which would not result in a Material Adverse Effect.

2.6	Operation of Business.
(a)

Since the date of the Latest Thorium Power Balance Sheet, Thorium Power and each Subsidiary of Thorium Power has continued to operate its business in a manner and system of operation employed immediately prior to the date of the Latest Thorium Power Balance Sheet, and Thorium Power has used its commercially reasonable efforts to prevent harm or damage to the reputation of Thorium Power.

(b)

Except as specifically contemplated by this Agreement or as set forth on Schedule 2.6, since the date of the Latest Thorium Power Balance Sheet, Thorium Power has not (i) incurred any liabilities, except in the ordinary course of business consistent with past practice; (ii) paid any obligation or liability, or discharged or satisfied any Encumbrance other than those securing current liabilities, in each case in the ordinary course of business; (iii) mortgaged, pledged or subjected to any Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (iv) sold, transferred or leased any of its assets; (v) suffered any material physical damage, destruction or loss (whether or not covered by insurance) affecting its properties, business or prospects; (vi) entered into any transaction other than in the ordinary course of business; (vii) encountered any labor

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difficulties or labor union organizing activities; (viii) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this Agreement; (ix) made any acquisition or disposition of any assets or become involved in any other material transaction, including, without any limitation, any merger or consolidation with, purchase of all or part of the assets of, or acquisition of any business of any proprietorship, firm, association, corporation or other business organization or division thereof; (x) increased the compensation payable, or to become payable, to any of its directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors; (xi) made any capital investment in, any loan to or any acquisition of the securities or assets of any other Person; (xii) canceled, compromised, waived or released any material right or claim; (xiii) made any change in employment terms for any of its officers or employees; (xiv) made or pledged to make any charitable contribution or other capital contribution outside the ordinary course of business; (xv) violated any Legal Requirement, if such violation could have resulted in a Material Adverse Effect on Thorium Power, or failed to maintain all governmental licenses and approvals required to operate its business as it is currently being conducted; or (xvi) agreed or committed, whether in writing or otherwise, to do any of the foregoing other than pursuant to the Transaction Documents and the transactions contemplated hereby and thereby. In addition, since the date of the Latest Thorium Power Balance Sheet, Thorium Power has not accelerated, terminated, modified or canceled any material Contract to which it is a party or by which it or its assets are bound.

(c)

Since the date of the Latest Thorium Power Balance Sheet, no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a Material Adverse Effect on Thorium Power.

2.7	No Undisclosed Liabilities.
(a)

Except as set forth on Schedule 2.7, Thorium Power has no liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the Latest Thorium Power Balance Sheet; or (ii) were incurred in the ordinary course of business since the date of the Latest Thorium Power Balance Sheet.

(b)	The accounts payable of Thorium Power are set forth on Schedule 2.7. All such accounts payable are the result of bona fide transactions in the ordinary course of business.
2.8	Litigation; Compliance With Law; Licenses And Permits.

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(a)

Except as set forth on Schedule 2.8, there is no Proceeding pending, nor, to Thorium Power’s knowledge, is there any Proceeding threatened, that involves or affects Thorium Power, by or before any Governmental Entity, court, arbitration panel or any other Person.

(b)

Since January 1, 2004, Thorium Power has complied with all applicable Legal Requirements, including but not limited to Legal Requirements relating to Taxes, zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security Taxes. Except as set forth on Schedule 2.8, since January 1, 2005, Thorium Power has not received any written notice of any violation or alleged violation of any Legal Requirement from a Governmental Entity or others.

(c)

Except as set forth on Schedule 2.8, Thorium Power has every License and every Consent by or on behalf of any Person required for it to conduct its business as presently conducted. All such Licenses and Consents are in full force and effect and Thorium Power has not received notice of any pending cancellation or suspension of any thereof nor, to Thorium Power’s knowledge, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

2.9	Employee Benefit Plans; ERISA.
(a)	Schedule 2.9 lists each Employee Benefit Plan that Thorium Power maintains or to which Thorium Power contributes.
(b)

To the knowledge of Thorium Power, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect.

(c)

All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made to each such Employee Benefit Plan which is an Employee Pension Benefit Plan. All premiums or other payments which are

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due have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

2.10	Intellectual Property.
(a)

To Thorium Power’s knowledge, Thorium Power owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its business as presently conducted, except where the failure to so own or have the right to use such Intellectual Property would not have a Material Adverse Effect. Except as specified in Schedule 2.10, Thorium Power possesses all right, title and interest in and to each item of owned Intellectual Property, free and clear of any Encumbrance.

(b)

Schedule 2.10 identifies each patent or registration which has been issued to Thorium Power with respect to any of its Intellectual Property and identifies each pending patent application or application for registration which Thorium Power has made with respect to any of its Intellectual Property. Schedule 2.10 also identifies each registered or unregistered trade name, service mark or trademark used by Thorium Power in connection with its business.

(c)

To Thorium Power’s knowledge, Thorium Power has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and except as specified in Schedule 2.10, Thorium Power has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Thorium Power.

2.11	Material Contracts.
(a)

Schedule 2.11 sets forth a true, complete and correct list of every written Contract currently in effect to which Thorium Power is a party that: (i) provides or provided for aggregate future payments by Thorium Power of more than $10,000; (ii) was entered into by Thorium Power with an officer, director, key employee or Affiliate of Thorium Power; (iii) guarantees or indemnifies or otherwise causes or caused Thorium Power to be liable or otherwise responsible for the obligations or liabilities of another or provides or provided solely for a charitable contribution by Thorium Power; (iv) involves or involved an agreement with any bank, finance company or similar organization; (v) restricts or restricted Thorium Power from engaging in any business or activity anywhere in the world; (vi) is or was an employment agreement, consulting

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agreement, independent sales representative agreement or similar arrangement; (vii) is or was a lease; or (viii) is or was otherwise material to the rights, properties, assets, business or operations of Thorium Power (the foregoing, collectively, “Thorium Power Material Contracts”). Thorium Power has heretofore made available true, complete and correct copies of all Thorium Power Material Contracts to Novastar.

(b)

Each of the Thorium Power Material Contracts is in full force and effect and there is not now and there has not been claimed or alleged by any Person with respect to any Thorium Power Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of Thorium Power or any Subsidiary of Thorium Power or on the part of any other party thereto. No Consent from or to any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Thorium Power Material Contracts, other than such Consents that have been obtained and are in full force and effect or that have been duly given and, in each case copies of such Consents have been delivered to Novastar and Acquisition Sub.

2.12	Taxes.
(a)

Thorium Power has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Thorium Power have been paid except for those not yet due. Thorium Power is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Thorium Power does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of Thorium Power that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)

Thorium Power has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)

Thorium Power is not aware that any authority plans to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any liability with respect to any Taxes (a “Tax Liability”) of Thorium Power either (A) claimed or raised by any Governmental Entity in writing or (B) as to which Thorium Power has knowledge based upon personal contact with any agent of such Governmental Entity. Schedule 2.12 lists all federal, state, local, and foreign income Tax Returns filed with respect to Thorium Power for the last two years,

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indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Thorium Power has delivered to Novastar correct and complete copies of all federal and state income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Thorium Power for the last two years.

(d)	Thorium Power has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
2.13	Affiliated Party Transactions.
(a)

Except as listed on Schedule 2.13(a) and except for obligations arising under the Transaction Documents, no Affiliate of Thorium Power has, directly or indirectly, any obligation to or cause of action or claim against Thorium Power.

(b)

Except as listed on Schedule 2.13(b) Thorium Power has not made any loan or advance to any stockholder, officer, director or employee of Thorium Power and no officer or director of Thorium Power or any Affiliate of Thorium Power has, either directly or indirectly:

(i)	an equity interest of five percent (5%) or more in any Person that purchases from or sells or furnishes to Thorium Power any goods or otherwise does business with Thorium Power; or
(ii)

a beneficial interest in any Contract to which Thorium Power is a party or under which Thorium Power is obligated or bound or to which the property of Thorium Power may be subject, other than Contracts between Thorium Power and such Persons in their capacities as employees, officers or directors of Thorium Power; provided, however, that such representation and warranty shall not apply to the ownership, as a passive investment, by any such director, officer or Affiliate of less than one percent (1%) of a class of securities listed for trading on a national securities exchange, automated quotation system or publicly traded in the over-the-counter market.

2.14	Environmental Matters.

Thorium Power has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise. Except as set forth in Schedule 2.14, the operation of Thorium Power’s business is in compliance with all applicable Environmental Laws and orders or directives of any Governmental Entity having jurisdiction under such Environmental Laws,

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including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances, and no actions are presently required to comply with any such applicable Environmental Laws. Thorium Power has not received any written citation, directive, letter or other communication or notice of any proceeding, claim or lawsuit arising out of or relating to any Environmental Laws, from any Person arising out of the ownership of its properties or the conduct of its operations, and Thorium Power is not aware of any basis therefor. Thorium Power has obtained and is maintaining in full force and effect all Licenses required by all Environmental Laws applicable to the business operations conducted on Thorium Power’s property and is in compliance with all such Licenses.

2.15	No Brokers.

Except as specified in Schedule 2.15, neither Thorium Power nor any Affiliate of Thorium Power has employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ fees or other similar fees in connection with the transactions contemplated by this Agreement.

2.16	Assets Utilized in The Business.

The assets, properties and rights owned, leased or licensed by Thorium Power and used in connection with its business and all the agreements to which Thorium Power is a party relating to its business, constitute all of the assets, properties, rights and agreements required in connection with the operation and conduct by Thorium Power of its business as presently conducted.

2.17	Insurance.

Set forth in Schedule 2.17 is a list of all insurance policies of any kind covering Thorium Power. Novastar and Acquisition Sub have been provided copies of all such policies. Each of these insurance policies (a) are with insurance companies that are financially sound and reputable and are in full force and effect; (b) are sufficient for compliance with all material Legal Requirements and of all applicable Thorium Power Material Contracts; and (c) are valid, outstanding and enforceable policies. Since January 1, 2004, neither Thorium Power nor any Subsidiary of Thorium Power has been denied any insurance coverage which it has requested.

2.18	Delivery of Documents; Corporate Records.

The minute and stock record books of Thorium Power contain true, correct and complete copies of the records of all meetings and consents in lieu of meetings of Thorium Power’s board of directors (and all committees thereof) and the stockholders of Thorium Power since the date of its incorporation or organization.

2.19	Labor And Employment Matters.
(a)	Set forth on Schedule 2.19 is a list of all employees of Thorium Power as of the date hereof and their respective positions and hire dates.

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(b)

(i) Thorium Power is not a party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Thorium Power; (ii) none of the employees of Thorium Power are represented by any labor organization and there are no organizational campaigns, demands, petitions or proceedings pending or, to Thorium Power’s knowledge, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of Thorium Power; (iii) there are no union claims to represent the employees of Thorium Power; and (iv) there are no strikes, controversies, slowdowns, work stoppages, lockouts or labor disputes pending or, to Thorium Power’s knowledge, threatened against or affecting Thorium Power, and there have not been any such actions during the past five (5) years.

(c)

Thorium Power is, and has at all times during at least the last three (3) years been, in compliance with all applicable Legal Requirements respecting immigration, employment and employment practices, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and occupational health and safety, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or any other applicable Legal Requirement. There are no written employment contracts, severance agreements or retention agreements with any employees of Thorium Power and no written personnel policies, rules or procedures applicable to employees of Thorium Power, other than those listed in Schedule 2.19, true and correct copies of which have heretofore been provided to Novastar and Acquisition Sub. Except as set forth in Schedule 2.19, (i) there are no Proceedings related to Thorium Power pending, or, to Thorium Power’s knowledge, threatened, in any court or with any agency responsible for the enforcement of federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any Legal Requirement or regulation governing employment or the termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with Thorium Power; and (ii) to Thorium Power’s knowledge, no federal, state, local or foreign Governmental Entity responsible for the enforcement of immigration, labor, equal employment opportunity, family and medical leave, wages, hours of work, occupational health and safety or any other employment laws intends to conduct or is conducting an investigation with respect to or relating to Thorium Power.

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2.20	Restrictive Covenants.

Except as set forth on Schedule 2.20, Thorium Power is not subject to any covenant that would restrict Thorium Power from engaging in its business.

2.21	Directors, Officers And Certain Employees.

Schedule 2.21 sets forth a complete and correct list of the names and title, for each director and officer of Thorium Power, who received compensation during Thorium Power’s most recently ended fiscal year. Novastar has been provided current annual salary and bonus information for all Thorium Power employees, officers and directors. Thorium Power is not aware of any employee who intends to terminate his or her employment relationship with Thorium Power, as a result of the transactions contemplated hereby or otherwise.

2.22	No Misstatements Or Omissions.

No representation or warranty by Thorium Power contained in this Agreement or in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to Novastar or Acquisition Sub or hereafter furnished to Novastar or Acquisition Sub pursuant to this Agreement on the part of Thorium Power, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.	REPRESENTATIONS AND WARRANTIES OF NOVASTAR AND ACQUISITION SUB.

Novastar and Acquisition Sub represent and warrant to Thorium Power that, except as set forth in the Novastar Disclosure Documents, each of the following statements is true and correct as of the date hereof (unless stated as of another date):

3.1	Organization.

Each of Acquisition Sub, Novastar and any other Subsidiaries of Novastar is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as it is now being conducted. Each of Acquisition Sub, Novastar and any other Subsidiaries of Novastar is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the respective business conducted by it makes such qualification or licensing necessary, except where the failure to so qualify would not have a Material Adverse Effect. Novastar has delivered to Thorium Power true, correct and complete copies of the Certificate of Incorporation and Bylaws and other organizational documents, as currently in effect, of Novastar and Acquisition Sub. Other than Novastar’s ownership interest in Acquisition Sub and the Subsidiaries set forth in Exhibit 21 to Novastar’s Form 10-KSB/A filed November 25, 2005, none of Novastar and its Subsidiaries has any direct or indirect Subsidiaries or hold any equity or ownership interest of any kind, whether beneficially or of record, in any Person.

3.2	Authorization; Validity of Agreement.

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Each of Acquisition Sub and Novastar has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Transaction Documents to be executed and delivered by Acquisition Sub or Novastar, as appropriate, pursuant to this Agreement, and to assume and perform any obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Transaction Documents to be executed and delivered by Acquisition Sub or Novastar pursuant to this Agreement have been duly authorized, executed and delivered by Acquisition Sub or Novastar, as appropriate, and are valid and binding obligations of Acquisition Sub or Novastar, as appropriate, enforceable against each such entity in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors’ rights and general principles of equity.

3.3	No Violations; Consents and Approvals.
(a)

The execution, delivery and performance of each of this Agreement and the other Transaction Documents by Acquisition Sub and Novastar do not, and the consummation by each of them of the transactions contemplated hereby and thereby will not: (i) violate any provision of its respective Certificate of Incorporation, Bylaws or other organizational documents, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any Novastar Material Contract, after giving effect to any Required Consents, or (iii) violate any Legal Requirement applicable to Acquisition Sub or Novastar or any of their respective properties or assets.

(b)

No Consent with, to or of any legislative or executive agency or department or other regulatory service, authority or agency or any court, arbitration panel or other tribunal or judicial authority of any Governmental Entity or Person, is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents by Acquisition Sub or Novastar or the consummation by Acquisition Sub or Novastar of the transactions contemplated hereby and thereby, except the Required Consents set forth on Schedule 3.3 hereof.

3.4	The Shares.

The shares of Novastar Common Stock to be issued to Thorium Power’s stockholders pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

3.5	SEC Filings; Disclosure.

Novastar has filed with the SEC all forms, statements, reports and documents required to be filed by it since January 1, 2003 under each of the Securities Act of 1933, as amended (the “1933

23

Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the respective rules and regulations thereunder (the “Novastar Disclosure Documents”) all of which, as amended, if applicable, complied when filed in all material respects with the applicable requirements of the appropriate Act and the rules and regulations thereunder. As of the filing date of each, the Novastar Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.6	Litigation; Compliance With Law; Licenses And Permits.
(a)

Except as set forth in Schedule 3.6, there is no Proceeding pending, nor, to Novastar’s knowledge, is there any Proceeding threatened, that involves or affects either Novastar or any of its Subsidiaries, by or before any Governmental Entity, court, arbitration panel or any other Person.

(b)

Since January 1, 2004, Novastar and each of its Subsidiaries have, and since its formation Acquisition Sub has, complied with all applicable Legal Requirements, including but not limited to Legal Requirements relating to Taxes, zoning, building codes, antitrust, occupational safety and health, industrial hygiene, environmental protection, water, ground or air pollution, the generation, handling, treatment, storage or disposal of Hazardous Substances, consumer product safety, product liability, hiring, wages, hours, employee benefit plans and programs, collective bargaining and the payment of withholding and social security Taxes. Except as set forth on Schedule 3.6, since January 1, 2005, neither Novastar nor any of its Subsidiaries has received any written notice of any violation of any Legal Requirement from a Governmental Entity or others.

(c)

Except as set forth on Schedule 3.6, Novastar and each of its Subsidiaries have every License and every Consent by or on behalf of any Person required for them to conduct their respective businesses as presently conducted. All such Licenses and Consents are in full force and effect and neither Novastar nor any of its Subsidiaries has received notice of any pending cancellation or suspension of any thereof nor, to Novastar’s knowledge, is any cancellation or suspension thereof threatened. The applicability and validity of each such License and Consent will not be adversely affected by the consummation of the transactions contemplated by this Agreement or any other Transaction Document.

3.7	No Misstatements Or Omissions.

No representation or warranty by Novastar and Acquisition Sub contained in this Agreement or in any certificate, list, Schedule, Exhibit or other instrument specified or referred to in this Agreement, whether heretofore furnished to Thorium Power or hereafter furnished to Thorium Power pursuant to this Agreement on the part of Novastar and Acquisition Sub, contains or will

24

contain any untrue statement of a material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

3.8	Information Supplied.

The registration statement on Form S-4 or Form SB-2 (or such other form as may be used) to be filed with the SEC by Novastar in connection with the issuance of shares of Novastar Common Stock (including shares of Novastar Common Stock issuable upon exercise or conversion of the Thorium Power Convertible Securities) in the Merger, as amended or supplemented from time to time (as so amended and supplemented, the “Registration Statement”), and any other documents to be filed by Novastar with the SEC or any other Governmental Entity in connection with the Transaction Documents and the transactions contemplated thereby prior to the Closing will (in the case of the Registration Statement and any such other documents filed with the SEC under the 1933 Act or the 1934 Act) comply as to form in all material respects with the requirements of the 1933 Act and the 1934 Act, and will not, on the date of its filing or, in the case of the Registration Statement, at the time it becomes effective under the 1933 Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Novastar with respect to information supplied in writing by or on behalf of Thorium Power expressly for inclusion therein.

3.9	Acquisition Sub.

Acquisition Sub is a wholly-owned subsidiary of Novastar incorporated on February 9, 2006 that has not engaged in any operations through the Closing Date, except as contemplated by this Agreement.

3.10	Capitalization.
(a)

The authorized capital stock of Novastar and Acquisition Sub, the issued and outstanding capital stock of Novastar and Acquisition Sub and the record and beneficial ownership of the capital stock of Novastar and Acquisition Sub is set forth on Schedule 3.10 or in the Novastar Disclosure Documents. The shares of Novastar Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as contemplated by this Agreement or as set forth on Schedule 3.10, there are no

(i)

options, warrants, calls, preemptive rights, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating, now or in the future, Novastar or any of its Subsidiaries to issue, transfer or sell any shares of capital stock, options, warrants, calls or other equity interest of any kind whatsoever in Novastar or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests,

25

(ii)	contractual obligations of Novastar to repurchase, redeem or otherwise acquire any capital stock or equity interest of Novastar or any of its Subsidiaries or
(iii)	voting trusts, proxies or similar agreements to which Novastar or any of its Subsidiaries is a party with respect to the voting of the capital stock of Novastar or any of its Subsidiaries.
(b)

Except as set forth on Schedule 3.10 and except for the equity interests of the Subsidiaries of Novastar and temporary investments of cash in marketable securities, Novastar does not own any outstanding shares of capital stock (or other equity interests of entities other than corporations) of any Person.

3.11	Financial Statements.
(a)

Attached as Schedule 3.11 are (i) the audited balance sheet of Novastar as of June 30, 2005 and 2004 together with the related audited statement of income (including the related notes and audit reports of independent auditors, if any) for the fiscal year then ended, and (ii) the unaudited balance sheet of Novastar as of September 30, 2005 (the “Latest Novastar Balance Sheet”) together with the related unaudited statement of income (including related notes and review reports of independent auditors, if any) for the three month period ended September 30, 2005 (collectively, the “Novastar Financial Statements”). The balance sheet of Novastar at December 31, 2005 that will be included in the unaudited financial statements of Novastar and included in Novastar’s quarterly report on Form 10-QSB for the quarter ended December 31, 2005 will show total liabilities of Novastar that do not exceed $250,000.

(b)

The Novastar Financial Statements have been prepared by Novastar and have been derived from, and agree with, the books and records of Novastar and fairly present the financial position of Novastar as of the respective dates thereof and the results of operations of Novastar for the respective periods set forth therein. The Novastar Financial Statements have been prepared in accordance with GAAP as of the dates and for the periods involved, subject, in the case of the Novastar Financial Statements covering the periods ended September 30, 2005, to normal fiscal year-end adjustments in the ordinary course (none of which, individually or in the aggregate, is expected to be material to the business or the operations of Novastar).

(c)	Novastar maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific

26

authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain assets accountability, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, except for any controls the absence of which would not result in a Material Adverse Effect.

3.12	Operation of Business.
(a)

Since the date of the Latest Novastar Balance Sheet, each of Novastar and its Subsidiaries has continued to operate its business in a manner and system of operation employed immediately prior to the date of the Latest Novastar Balance Sheet, and Novastar has used commercially reasonable efforts to prevent harm or damage to the reputation of Novastar or its Subsidiaries.

(b)

Except as specifically contemplated by this Agreement or as set forth on Schedule 3.12, since the date of the Latest Novastar Balance Sheet, neither Novastar nor any of its Subsidiaries has (i) incurred any liabilities, except in the ordinary course of business consistent with past practice; (ii) paid any obligation or liability, or discharged or satisfied any Encumbrance other than those securing current liabilities, in each case in the ordinary course of business; (iii) mortgaged, pledged or subjected to any Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (iv) sold, transferred or leased any of its assets except the sale of inventory in the ordinary course of business; (v) suffered any material physical damage, destruction or loss (whether or not covered by insurance) affecting its properties, business or prospects; (vi) entered into any transaction other than in the ordinary course of business; (vii) encountered any labor difficulties or labor union organizing activities; (viii) issued or sold any shares of capital stock or other securities or granted any options, warrants, or other purchase rights with respect thereto other than pursuant to this Agreement; (ix) made any acquisition or disposition of any assets or become involved in any other material transaction, including, without any limitation, any merger or consolidation with, purchase of all or part of the assets of, or acquisition of any business of any proprietorship, firm, association, corporation or other business organization or division thereof; (x) increased the compensation payable, or to become payable, to any of its directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors, other than as Novastar has separately informed Thorium Power; (xi) made any capital investment in, any loan to or any acquisition of the securities or assets of any other Person; (xii) canceled, compromised, waived or released any material right or claim; (xiii) made any change in employment terms for any of its officers or employees; (xiv) made or pledged to make any charitable

27

contribution or other capital contribution outside the ordinary course of business; (xv) violated any Legal Requirement, if such violation could have resulted in a Material Adverse Effect on Novastar or any of its Subsidiaries, or failed to maintain all governmental licenses and approvals required to operate its business as it is currently being conducted; or (xvi) agreed or committed, whether in writing or otherwise, to do any of the foregoing other than pursuant to the Transaction Documents and the transactions contemplated hereby and thereby. In addition, since the date of the Latest Novastar Balance Sheet, neither Novastar nor any of its Subsidiaries has accelerated, terminated, modified or canceled any material Contract to which it is a party or by which it or its assets are bound.

(c)

Since the date of the Latest Novastar Balance Sheet, no event, condition or circumstance has occurred that could, or could be reasonably likely to, have a Material Adverse Effect on Novastar or any of its Subsidiaries.

3.13	No Undisclosed Liabilities.
(a)

Except as set forth on Schedule 3.13, neither Novastar nor any of its Subsidiaries has any liabilities (whether accrued, contingent, known, or otherwise) other than those that (i) are set forth or reserved against on the Latest Novastar Balance Sheet; or (ii) were incurred in the ordinary course of business since the date of the Latest Novastar Balance Sheet.

(b)	The accounts payable of each of Novastar and its Subsidiaries are set forth on Schedule 3.13. All such accounts payable are the result of bona fide transactions in the ordinary course of business.
3.14	Employee Benefit Plans; ERISA.
(a)	Schedule 3.14 lists each Employee Benefit Plan that each of Novastar or its Subsidiaries maintains or to which Novastar or any of its Subsidiaries contributes.
(b)

To the knowledge of Novastar, each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a Material Adverse Effect.

(c)	All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made to each such Employee Benefit Plan which is an Employee

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Pension Benefit Plan. All premiums or other payments which are due have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

3.15	Intellectual Property.
(a)

To Novastar’s knowledge, each of Novastar and its Subsidiaries owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of its business as presently conducted, except where the failure to so own or have the right to use such Intellectual Property would not have a Material Adverse Effect. Except as specified in Schedule 3.15, each of Novastar and its Subsidiaries, as applicable, possesses all right, title and interest in and to each item of owned Intellectual Property, free and clear of any Encumbrance.

(b)

Schedule 3.15 identifies each patent or registration which has been issued to Novastar or any of its Subsidiaries with respect to any of its Intellectual Property and identifies each pending patent application or application for registration which Novastar or any of its Subsidiaries has made with respect to any of its Intellectual Property. Schedule 3.15 also identifies each registered or unregistered trade name, service mark or trademark used by Novastar in connection with its business.

(c)

To Novastar’s knowledge, neither Novastar nor any of its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and except as specified in Schedule 3.15, neither Novastar nor any of its Subsidiaries has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation. No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Novastar or any of its Subsidiaries.

3.16	Material Contracts.
(a)

Other than those documents filed with the SEC in connection with the Novastar Disclosure Documents, Schedule 3.16 sets forth a true, complete and correct list of every written Contract currently in effect to which Novastar or any of its Subsidiaries is a party that: (i) provides or provided for aggregate future payments by Novastar or any of its Subsidiaries of more than $10,000; (ii) was entered into by Novastar or any of its Subsidiaries with an officer, director, key employee or Affiliate of Novastar or any of its Subsidiaries; (iii) guarantees or indemnifies or otherwise causes or caused Novastar or any of its Subsidiaries to be liable or otherwise responsible for the obligations or liabilities of another or provides

29

or provided solely for a charitable contribution by Novastar or any of its Subsidiaries; (iv) involves or involved an agreement with any bank, finance company or similar organization; (v) restricts or restricted Novastar or any of its Subsidiaries from engaging in any business or activity anywhere in the world; (vi) is or was an employment agreement, consulting agreement, independent sales representative agreement or similar arrangement; (vii) is or was a lease; or (viii) is or was otherwise material to the rights, properties, assets, business or operations of Novastar or any of its Subsidiaries (the foregoing, collectively, “Novastar Material Contracts”). Novastar has heretofore made available true, complete and correct copies of all Novastar Material Contracts to Thorium Power.

(b)

Each of the Novastar Material Contracts is in full force and effect and there is not now and there has not been claimed or alleged by any Person with respect to any Novastar Material Contract, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of Novastar or any Subsidiary of Novastar or on the part of any other party thereto. No Consent from or to any Governmental Entity or other Person is required in order to maintain in full force and effect any of the Novastar Material Contracts, other than such Consents that have been obtained and are in full force and effect or that have been duly given and, in each case copies of such Consents have been delivered to Thorium Power.

3.17	Taxes.
(a)

Novastar has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Novastar have been paid, except for those not yet due. Novastar is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Novastar does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of Novastar that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)

Novastar has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)

Novastar is not aware that any authority plans to assess any additional Taxes for any period for which Tax Returns have been filed. There is no Tax Liability of Novastar either (A) claimed or raised by any Governmental Entity in writing or (B) as to which Novastar has knowledge based upon personal contact with any

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agent of such Governmental Entity. Schedule 3.17 lists all federal, state, local, and foreign income Tax Returns filed with respect to Novastar for the last two years, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Novastar has delivered to Novastar correct and complete copies of all federal and state income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Novastar for the last two years.

(d)	Novastar has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
3.18	Affiliated Party Transactions.
(a)

Except as listed on Schedule 3.18(a) and except for obligations arising under the Transaction Documents, no Affiliate of Novastar has, directly or indirectly, any obligation to or cause of action or claim against Novastar or any of its Subsidiaries.

(b)

Except as listed on Schedule 3.18(b) neither Novastar nor any of its Subsidiaries has made any loan or advance in excess of $1,000 outstanding to any stockholder, officer, director or employee thereof and no officer or director of Novastar or any of its Subsidiaries or any Affiliate of Novastar has, either directly or indirectly:

(i)

an equity interest of five percent (5%) or more in any Person that purchases from or sells or furnishes to Novastar or any of its Subsidiaries any goods or otherwise does business with Novastar or any of its Subsidiaries; or

(ii)

a beneficial interest in any Contract to which Novastar or any of its Subsidiaries is a party or under which Novastar or such Subsidiary is obligated or bound or to which the property of Novastar or such Subsidiary may be subject, other than Contracts between Novastar or such Subsidiary and such Persons in their capacities as employees, officers or directors of Novastar or a Subsidiary of Novastar; provided, however, that such representation and warranty shall not apply to the ownership, as a passive investment, by any such director, officer or Affiliate of less than one percent (1%) of a class of securities listed for trading on a national securities exchange, automated quotation system or publicly traded in the over-the-counter market.

3.19	Environmental Matters.

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Novastar has not caused or allowed, or contracted with any party for, the generation, use, transportation, treatment, storage or disposal of any Hazardous Substances in connection with the operation of its business or otherwise. Except as set forth in Schedule 3.19, the operation of Novastar’s business is in compliance with all applicable Environmental Laws and orders or directives of any Governmental Entity having jurisdiction under such Environmental Laws, including, without limitation, any Environmental Laws or orders or directives with respect to any cleanup or remediation of any release or threat of release of Hazardous Substances, and no actions are presently required to comply with any such applicable Environmental Laws. Novastar has not received any written citation, directive, letter or other communication or notice of any proceeding, claim or lawsuit arising out of or relating to any Environmental Laws, from any Person arising out of the ownership of its properties or the conduct of its operations, and Novastar is not aware of any basis therefor. Novastar has obtained and is maintaining in full force and effect all Licenses required by all Environmental Laws applicable to the business operations conducted on Novastar’s property and is in compliance with all such Licenses.

3.20	No Brokers.

Except as specified in Schedule 3.20, neither Novastar nor any Affiliate of Novastar has employed, or otherwise engaged, any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ fees or other similar fees in connection with the transactions contemplated by this Agreement.

3.21	Assets Utilized in The Business.

The assets, properties and rights owned, leased or licensed by Novastar and its Subsidiaries and used in connection with their respective businesses and all the agreements to which Novastar or any of its Subsidiaries is a party relating to their businesses, constitute all of the assets, properties, rights and agreements required in connection with the operation and conduct by Novastar and its Subsidiaries of their respective businesses as presently conducted.

3.22	Insurance.

Set forth in Schedule 3.22 is a list of all insurance policies of any kind covering Novastar and its Subsidiaries. Thorium Power has been provided copies of all such policies. Each of these insurance policies (a) are with insurance companies that are financially sound and reputable and are in full force and effect; (b) are sufficient for compliance with all material Legal Requirements and of all applicable Novastar Material Contracts; and (c) are valid, outstanding and enforceable policies. Since January 1, 2004, neither Novastar nor any Subsidiary of Novastar has been denied any insurance coverage which it has requested.

3.23	Delivery of Documents; Corporate Records.

Novastar has provided to Thorium Power true, correct and complete copies of all documents, instruments, agreements and records referred to in Section 3 of this Agreement as having been so provided and copies of the minute and stock record books of Novastar and Acquisition Sub. The minute and stock record books of each of Novastar and Acquisition Sub contain true, correct and complete copies of the records of all meetings and consents in lieu of meetings of Novastar’s or Acquisition Sub’s, as applicable, board of directors (and all committees thereof) and the

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stockholders of Novastar and Acquisition Sub since the respective dates of their incorporation or organization.

3.24	Labor And Employment Matters.
(a)	Set forth on Schedule 3.24 is a list of all employees of Novastar and its Subsidiaries as of the date hereof and their respective positions.
(b)

(i) Neither Novastar nor any of its Subsidiaries is party to or bound by any collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Novastar or its Subsidiaries; (ii) none of the employees of Novastar or any of its Subsidiaries are represented by any labor organization and there are no organizational campaigns, demands, petitions or proceedings pending or, to Novastar’s knowledge, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of Novastar or its Subsidiaries; (iii) there are no union claims to represent the employees of Novastar or any of its Subsidiaries; and (iv) there are no strikes, controversies, slowdowns, work stoppages, lockouts or labor disputes pending or, to Novastar’s knowledge, threatened against or affecting Novastar or any of its Subsidiaries, and there have not been any such actions during the past five (5) years.

(c)

Novastar and each of its Subsidiaries is, and has at all times during at least the last three (3) years been, in compliance with all applicable Legal Requirements respecting immigration, employment and employment practices, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, family and medical leave, wages, hours of work and occupational health and safety, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or any other applicable Legal Requirement. There are no written employment contracts, severance agreements or retention agreements with any employees of Novastar or any of its Subsidiaries and no written personnel policies, rules or procedures applicable to employees of Novastar or any of its Subsidiaries, other than those listed in Schedule 3.24, true and correct copies of which have heretofore been provided to Thorium Power. Except as set forth in Schedule 3.24, (i) there are no Proceedings related to Novastar or any of its Subsidiaries pending, or, to Novastar’s knowledge, threatened, in any court or with any agency responsible for the enforcement of federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any Legal Requirement or regulation governing employment or the

33

termination thereof or other illegal, discriminatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, or applications for employment with Novastar or any of its Subsidiaries; and (ii) to Novastar’s knowledge, no federal, state, local or foreign Governmental Entity responsible for the enforcement of immigration, labor, equal employment opportunity, family and medical leave, wages, hours of work, occupational health and safety or any other employment laws intends to conduct or is conducting an investigation with respect to or relating to Novastar or any of its Subsidiaries.

3.25	Restrictive Covenants.

Except as set forth on Schedule 3.25, neither Novastar nor any of its Subsidiaries is subject to any covenant that would restrict Novastar or its Subsidiaries from engaging in their respective businesses.

3.26	Directors, Officers And Certain Employees.

Schedule 3.26 sets forth a complete and correct list of the names and title, for each director and officer of Novastar and Acquisition Sub, who received compensation during Novastar’s and Acquisition Sub’s, as applicable, most recently ended fiscal year. Thorium Power has been provided current annual salary and bonus information for all Novastar employees, officers and directors. Except as disclosed on Schedule 3.26, Novastar is not aware of any employee who intends to terminate his or her employment relationship with Novastar or Acquisition Sub, as a result of the transactions contemplated hereby or otherwise.

3.27

Continuity of Business Enterprise. It is the present intention of Novastar to cause Thorium Power to continue at least one significant historic business line of Thorium Power, or to use at least a significant portion of Thorium Power’s historic business assets in a business, in each case within the meaning of Treasury Regulations section 1.368-1(d), except that Novastar may transfer Thorium Power’s historic business assets (i) to a corporation that is a member of Novastar’s qualified group, within the meaning of Treasury Regulations section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of Novastar’s qualified group have active and substantial management functions as a partner with respect to Thorium Power’s historic business or (B) members of Novastar’s qualified group in the aggregate own an interest in the partnership representing a significant interest in Thorium Power’s historic business, in each case within the meaning of Treasury Regulations section 1.368-1(d)(4)(iii).

4.	CONDITIONS TO OBLIGATIONS OF THORIUM POWER TO CLOSE.

The obligations of Thorium Power to consummate the transactions contemplated hereby and to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth

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elsewhere herein, be subject to the satisfactory completion on or prior to the Closing Date of each of the following conditions, any of which may be waived by Thorium Power:

4.1	Correctness of Representations And Warranties.

Each of the representations and warranties of Novastar and Acquisition Sub contained in this Agreement shall have been true and correct on the date hereof (unless stated as of another date) and shall be true and correct on the Closing Date with the same effect as if made on the Closing Date, and Novastar shall have executed and delivered to Thorium Power at Closing a certificate of an officer of Novastar to that effect.

4.2	Performance of Covenants And Agreements.

All of the covenants and agreements of Novastar and Acquisition Sub contained in this Agreement and required to be performed by Novastar or Acquisition Sub on or before the Closing Date shall have been performed in all respects, and an officer of Novastar shall have executed and delivered to Thorium Power at Closing a certificate to that effect.

4.3	Effectiveness of Registration Statement.

The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect.

4.4	No New Proceedings.

Novastar shall not be named as a defendant or respondent in any new Proceeding during the period between the execution of this Agreement and the Closing alleging damages in excess of the amount set forth in Schedule 4.4. No preliminary or permanent injunction or other order by any federal or state court preventing consummation of the transactions contemplated hereby shall have been issued and shall be continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited under any applicable federal or state law or regulation.

4.5	Board of Directors Approvals.

The Board of Directors of Novastar shall have approved:

(a)	this Agreement and the transactions contemplated hereby;
(b)	Amended and Restated Bylaws of Novastar in form and substance reasonably satisfactory to Thorium Power; and
(c)

an amendment to Novastar’s certificate of incorporation to: (i) increase the number of authorized shares of Novastar Common Stock to 500,000,000, (ii) change the name of Novastar to Thorium Power Ltd., and (iii) make such other changes to the Novastar certificate of incorporation as may be mutually agreed upon by Novastar and Thorium Power.

4.6	Stockholder Approval of Charter Amendment.

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Novastar shall have obtained the written consent of the holders of a majority in interest of the Novastar Common Stock to the amendments to the certificate of incorporation of Novastar described in Section 4.5(c) above and Novastar shall have complied with the requirements of Regulation 14C under the 1934 Act, including requirements relating to the filing of a preliminary information statement and a definitive information statement (or other appropriate document(s)) and the mailing of a definitive information statement (or other appropriate document(s)) to the stockholders of Novastar.

4.7	Receipt of Releases.

Thorium Power shall have received representation letters and releases in form and substance reasonably satisfactory to Thorium Power from such persons as Thorium Power may reasonably request, including Chris Davis.

4.8	Employment Agreements.

Seth Grae and Andrey Mushakov shall have entered into employment agreements with Novastar on terms and subject to conditions that are reasonably satisfactory to Thorium Power.

4.9	Dissenting Stockholders.

The total number of shares of Thorium Power Common Stock held by Dissenting Stockholders shall not exceed 10% of the outstanding shares of Thorium Power Common Stock at the proposed Effective Time.

4.10	Financing.

Since January 1, 2006, Novastar shall have raised at least $2,750,000 (it being understood that $1,312,500 has already been raised) in an equity financing transaction and shall have invested at least $1,200,000 of such funds in Thorium Power for Thorium Power Common Stock at a price per share of $4.00 (exclusive of the $150,000 that has already been invested in Thorium Power, but after giving a credit for any funds invested in Thorium Power by Novastar on or about the date hereof).

4.11	14F-1 Information Statement.

Novastar shall have filed an information statement that complies with Rule 14f-1 under the 1934 Act relating to a change of majority of the directors of Novastar and, if requested by Thorium Power, the current directors of Novastar shall have provided Novastar with resignation letters in form satisfactory to Thorium Power and the persons designated by Thorium Power shall comprise the entire board of Novastar.

4.12	Amendment of Novastar Material Contracts.

Novastar shall have amended the contracts listed on Schedule 4.12 such that the only remedy for a breach of obligations by Novastar thereunder would be termination of such contracts.

4.13	Absence of Material Adverse Change.

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There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date hereof which has had or is reasonably likely to cause a Material Adverse Effect on Novastar.

4.14	Due Diligence.

Thorium Power shall have completed its business, accounting, and legal due diligence review of Novastar and its business, its assets and liabilities, and the results thereof shall be reasonably satisfactory to Thorium Power.

4.15	Consents And Approvals.

Thorium Power shall have received written evidence satisfactory to it that all Required Consents have been obtained or made.

4.16	Delivery of Secretary’s Certificate.

Thorium Power shall have received a certificate from each of Novastar and Acquisition Sub, signed by its respective Secretary or Assistant Secretary, certifying that the attached copies of its respective Certificate of Incorporation, bylaws and resolutions of the board of directors approving this Agreement and the transactions contemplated hereby are all true, complete and correct and remain in full force and effect.

4.17	Exchange Agent.

Novastar shall have entered into an agreement with the Exchange Agent in accordance with Section 1.2(c) hereof.

4.18	Exchangeable Securities.

The holders of the Exchangeable Securities shall have agreed to exchange the Exchangeable Securities on the basis specified in Section 1.2(a).

4.19	Novastar Tax Returns.

To the extent required by applicable law, Novastar shall have filed all Tax Returns required to have been filed by it through the Closing Date.

4.20	Other Closing Documents.

Thorium Power shall have received the executed Certificate of Merger and such other agreements and instruments as Thorium Power shall reasonably request, in each case, in form and substance reasonably satisfactory to Thorium Power.

5.	CONDITIONS TO OBLIGATIONS OF NOVASTAR AND ACQUISITION SUB TO CLOSE.

The obligations of Novastar and Acquisition Sub to consummate the transactions contemplated hereby and to make the deliveries contemplated at the Closing shall, in addition to the conditions set forth elsewhere herein, be subject to the satisfactory completion on or prior to the Closing

37

Date of each of the following conditions, any of which may be waived by Novastar or Acquisition Sub:

5.1	Correctness of Representations And Warranties.

Each of the representations and warranties of Thorium Power contained in this Agreement shall have been true and correct on the date hereof (unless stated as of another date) and shall be true and correct on the Closing Date with the same effect as if made on the Closing Date, and Thorium Power shall have executed and delivered to Novastar and Acquisition Sub at Closing a certificate of an officer of Thorium Power to that effect.

5.2	Performance of Covenants And Agreements.

All of the covenants and agreements of Thorium Power contained in this Agreement and required to be performed by Thorium Power on or before the Closing Date shall have been performed in all respects, and an officer of Thorium Power shall have executed and delivered to Novastar and Acquisition Sub at Closing a certificate to that effect.

5.3	Board Approval of Merger.

The board of directors of Thorium Power shall have approved this Agreement and the transactions contemplated hereby.

5.4	Stockholder Approval of Merger.

The stockholders of Thorium Power shall have taken all corporate action required to approve the Merger, and Thorium Power shall have delivered to Novastar and Acquisition Sub at Closing a certificate of Thorium Power’s corporate secretary to that effect.

5.5	Board of Directors Approvals.

The Board of Directors of Novastar shall have approved:

(a)	Amended and Restated Bylaws of Novastar in form and substance reasonably satisfactory to Thorium Power; and
(b)

An amendment to Novastar’s certificate of incorporation to: (i) increase the number of authorized shares of Novastar Common Stock to 500,000,000, (ii) change the name of Novastar to Thorium Power Ltd., and (iii) make such other changes to the Novastar certificate of incorporation as may be mutually agreed upon by Novastar and Thorium Power.

5.6	Stockholder Approval of Charter Amendment.

Novastar shall have obtained the written consent of the holders of a majority in interest of the Novastar Common Stock to the amendments to the certificate of incorporation of Novastar described in Section 4.5(c) above and Novastar shall have complied with the requirements of Regulation 14C under the 1934 Act, including requirements relating to the filing of a preliminary information statement and a definitive information statement (or other appropriate document(s))

38

and the mailing of a definitive information statement (or other appropriate document(s)) to the stockholders of Novastar.

5.7	Receipt of Releases.

Novastar shall have received representation letters and releases in form and substance reasonably satisfactory to Novastar from such persons as Novastar may reasonably request.

5.8	Employment Agreements.

Seth Grae and Andrey Mushakov shall have entered into employment agreements with Novastar on terms and subject to conditions that are reasonably satisfactory to Novastar.

5.9	Effectiveness of Registration Statement.

The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect.

5.10	No New Proceedings.

Thorium Power shall not be named as a defendant or respondent in any new Proceeding during the period between the execution of this Agreement and the Closing alleging damages in excess of the amount set forth on Schedule 5.10. No preliminary or permanent injunction or other order by any federal or state court preventing consummation of the transactions contemplated hereby shall have been issued and shall be continuing in effect, and the Merger and the other transactions contemplated hereby shall not be prohibited under any applicable federal or state law or regulation.

5.11	Dissenting Stockholders.

The total number of shares of Thorium Power Common Stock held by Dissenting Stockholders shall not exceed 10% of the outstanding shares of Thorium Power Common Stock at the proposed Effective Time.

5.12	Consents And Approvals.

Novastar and Acquisition Sub shall have received written evidence satisfactory to them that all Required Consents have been obtained or made.

5.13	Absence of Material Adverse Change.

There shall not have been any occurrence, event, incident, action, failure to act, or transaction since the date hereof which has had or is reasonably likely to cause a Material Adverse Effect on Thorium Power.

5.14	14F-1 Information Statement.

Novastar shall have filed an information statement that complies with Rule 14f-1 under the 1934 Act relating to a change of majority of the directors of Novastar and, if requested by Thorium Power, the current directors of Novastar shall have provided Novastar with resignation

39

letters in form satisfactory to Thorium Power and the persons designated by Thorium Power shall comprise the entire board of Novastar.

5.15	Exchangeable Securities.

The holders of the Exchangeable Securities shall have agreed to exchange the Exchangeable Securities on the basis specified in Section 1.2(a).

5.16	Delivery of Secretary’s Certificate.

Novastar shall have received a certificate from Thorium Power, signed by its Secretary or Assistant Secretary, certifying that the attached copies of its Certificate of Incorporation, bylaws and resolutions of the board of directors approving this Agreement and the transactions contemplated hereby are all true, complete and correct and remain in full force and effect.

5.17	Due Diligence.

Novastar shall have completed its business, accounting, and legal due diligence review of Thorium Power and its business, its assets and liabilities, and the results thereof shall be reasonably satisfactory to Novastar and Acquisition Sub.

5.18	Other Closing Documents.

Novastar and Acquisition Sub shall have received the executed Certificate of Merger and such other agreements and instruments as Novastar or Acquisition Sub shall reasonably request, in each case, in form and substance reasonably satisfactory to Novastar and Acquisition Sub.

6.	PRE-CLOSING COVENANTS.

The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

6.1	General.

Each of the Parties will use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of their respective closing conditions set forth in Section 4 and Section 5).

6.2	Full Access.

Each Party shall permit representatives of each other Party to have full access to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Party.

6.3	Notice of Developments.

Thorium Power will give prompt written notice to Novastar of any material adverse development causing a breach of any of the representations and warranties of Thorium Power herein. Novastar or Acquisition Sub will give prompt written notice to Thorium Power of any

40

material adverse development causing a breach of any of their respective representations and warranties herein. No disclosure by any Party pursuant to this section, however, shall be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

6.4	Preparation of Registration Statement.

Novastar shall prepare and file with the SEC, as soon as reasonably practicable after the date hereof, the Registration Statement. Novastar and Thorium Power shall use their commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after such filing and Thorium Power will cooperate with Novastar in the preparation of such Registration Statement. As soon as practicable following the date hereof, Thorium Power shall deliver to Novastar such audited financial statements as are required by the rules and regulations of the SEC for inclusion in the Registration Statement. Novastar shall also take any action (other than qualifying as a foreign corporation or taking any action which would subject it to taxation or service of process in any jurisdiction where Novastar is not now so qualified or subject) required to be taken under applicable state blue sky or provincial or federal securities laws in connection with the issuance of Novastar Common Stock in connection with the Merger. If at any time prior to the Effective Time any event shall occur that should be set forth in an amendment of or a supplement to the Registration Statement, Novastar shall prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable. Novastar, Thorium Power and Acquisition Sub shall cooperate with each other in the preparation of the Registration Statement and any amendment or supplement thereto, and each shall notify the other of the receipt of any comments of the SEC with respect to the Registration Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to the other promptly copies of all correspondence between Novastar or Thorium Power, as the case may be, or any of their respective Representatives and the SEC with respect to the Registration Statement. Novastar shall give Thorium Power and its counsel the opportunity to review the Registration Statement and all responses to requests for additional information by and replies to comments of the SEC before their being filed with, or sent to, the SEC. Each of Thorium Power, Novastar and Acquisition Sub agrees to use its commercially reasonable efforts, after consultation with the other Parties, to respond promptly to all such comments of and requests by the SEC and to cause the Registration Statement to be declared effective by the SEC at the earliest practicable time and to be kept effective as long as is necessary to consummate the Merger.

6.5	Regulatory And Other Approvals.

Subject to the terms and conditions of this Agreement, each Party will proceed diligently and in good faith to, as promptly as practicable, (a) obtain all Required Consents, make any other filings with and give any other notices to Governmental Entities or any other public or private third parties required of a Party or any of their Subsidiaries to consummate the Merger and the other matters contemplated hereby, and (b) provide such other information and communications to such Governmental Entity or other public or private third parties as any other Party or such Governmental Entity or other public or private third parties may reasonably request in connection therewith.

6.6	Periodic Reports.

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Until the Effective Time, Novastar will, subject to the requirements of applicable laws, furnish to Thorium Power all filings to be made with the SEC and all materials to be mailed to Novastar’s stockholders and will solicit comments with respect thereto from Thorium Power, in each case, at least 48 hours (or as soon thereafter as is practicable) prior to the time of such filings and the time of such mailings.

6.7	Preservation of Business.

From the date of this Agreement until the Closing Date, Thorium Power and Novastar (on behalf of itself and the Subsidiaries of Novastar) shall operate only in the ordinary and usual course of business consistent with past practice (provided, however, that Novastar shall not issue any securities to employees, consultants, advisors or others in consideration for services rendered or to be rendered without the prior written consent of Thorium Power), and shall use reasonable commercial efforts to (a) preserve intact its respective business organization, (b) preserve the good will and advantageous relationships with customers, suppliers, independent contractors, employees and other Persons material to the operation of its respective business, and (c) not permit any action or omission which would cause any of its respective representations or warranties contained herein to become inaccurate or any of its respective covenants to be breached in any material respect. Without limiting the generality of the foregoing, except as contemplated by this Agreement or as set forth in Schedule 6.7, prior to the Closing, neither Novastar nor Thorium Power shall, without the prior written consent of the other:

(i)	take any action, incur any obligation or enter into or authorize any Contract or transaction other than in the ordinary course of business;
(ii)	sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, except in the ordinary course of business;
(iii)	waive, release or cancel any claims against third parties or debts owing to it, or any rights which have any value, in any such case in an amount greater than $25,000;
(iv)	make any changes in its accounting systems, policies, principles or practices except as may be required by applicable law or GAAP;
(v)

except in connection with this Agreement, the financing (and any other similar financings) described in Section 4.10 hereof, and pursuant to the terms of outstanding options, warrants or convertible or exchangeable securities, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities, or amend any of the terms of any such securities;

42

(vi)

split, combine, or reclassify any capital stock, declare, set aside or pay any distribution (whether in cash, shares or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities, except consistent in time and amount with past practice;

(vii)

make any borrowings, incur any debt (other than trade payables in the ordinary course of business), or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person in an aggregate principal amount exceeding $25,000, or make any unscheduled payment or repayment of principal in respect of any debt;

(viii)

make any new loans, advances or capital contributions to, or new investments in, any other Person, except in connection with travel and expense reimbursement of employees in the ordinary course of business;

(ix)

enter into, adopt, amend in any material respect or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party, or pay any benefit not required by any existing plan and arrangement or enter into any Contract to do any of the foregoing;

(x)	borrow, acquire, lease or encumber any assets outside the ordinary course of business;
(xi)	authorize or make any capital expenditures that individually, or in the aggregate, exceed $25,000;
(xii)	make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

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(xiii)	pay or agree to pay any amount in settlement or compromise of any suits or claims of liability in an amount more than $25,000; or
(xiv)

terminate, or modify, amend or otherwise alter or change in any material respect, any of the terms or provisions of any material Contract (other than as required by the terms thereof), or pay any amount not required by law or by any Contract in an amount more than $25,000.

6.8	Publicity.

Prior to issuing any public announcement or statement with respect to the transactions contemplated hereby Thorium Power and Novastar will, subject to their respective legal obligations, consult with each other and will allow each other to review the contents of any such public announcement or statement and any such filing. Subject to the preceding sentence, Thorium Power and Novastar each agree to furnish to the other copies of all other public announcements they may make concerning their respective business and operations promptly after such public announcements are made.

6.9	Thorium Power Exchangeable Securities.

Thorium Power shall use commercially reasonable efforts to cause the holders of the Exchangeable Securities to exchange such securities at the Closing pursuant to Section 1.2(a) hereof.

6.10	Appointment of Seth Grae as CEO and President of Novastar.

As soon as practicable following the execution of this Agreement, Novastar shall take such action as may be necessary to appoint Seth Grae as the Chief Executive Officer and President of Novastar.

6.11

Continuity of Business Enterprise. Novastar will cause Thorium Power to continue at least one significant historic business line of Thorium Power, or use at least a significant portion of Thorium Power’s historic business assets in a business, in each case within the meaning of Treasury Regulations section 1.368-1(d), except that Novastar may transfer Thorium Power’s historic business assets (i) to a corporation that is a member of Novastar’s qualified group, within the meaning of Treasury Regulations section 1.368-1(d)(4)(ii), or (ii) to a partnership if (A) one or more members of Novastar’s qualified group have active and substantial management functions as a partner with respect to Thorium Power’s historic business or (B) members of Novastar’s qualified group in the aggregate own an interest in the partnership representing a significant interest in Thorium Power’s historic business, in each case within the meaning of Treasury Regulations section 1.368-1(d)(4)(iii). Novastar (or its Subsidiary) will not transfer Thorium Power’s stock to (i) a corporation that is not a member of Novastar’s qualified group or (ii) a partnership.

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6.12	No Solicitation.
(a)

Immediately following the execution of this Agreement, the Parties will (and will cause each of their respective employees, officers, directors and agents (“Representatives”) to) terminate any and all existing activities, discussions and negotiations with third parties (other than each other) with respect to any Alternative Proposal.

(b)

No Party will (and each will cause its Representatives not to), directly or indirectly, solicit, initiate or knowingly encourage the submission of any offer or proposal to acquire all or a majority of a Party’s capital stock or all or ten percent (10%) or more of the assets or business of a Party (other than the transactions contemplated by this Agreement), whether by merger, purchase of stock, purchase of assets, tender offer, exchange offer or otherwise (an “Alternative Proposal”); provided, however, that, if a Party shall receive an unsolicited Alternative Proposal, then such Party and its Representatives may enter into discussions or negotiations with respect to such Alternative Proposal with the Person presenting such Alternative Proposal and provide information to such Person if (i) the board of directors of such Party determines in good faith, after receiving the advice of its outside legal counsel, that such action is required in order for the board of directors of such Party to act in a manner consistent with its fiduciary duties under applicable law, (ii) the board of directors of such Party concludes in good faith, in consultation with its financial advisors, that such Alternative Proposal constitutes a Superior Proposal, (iii) such Party receives from such Person an executed confidentiality agreement on terms substantially similar and no less favorable to such Party as the confidentiality provisions contained herein or pursuant to any other confidentiality agreement among the Parties hereto, and (iv) such Party has complied with its obligations under this Section 6.12.

(c)

A Party shall promptly (and in any event by 5:00 p.m. New York City time, on the next business day) communicate to the other Parties in writing the identity of the Person making an Alternative Proposal or any related inquiries, proposals or offers, and the terms and conditions of such Alternative Proposal, inquiry, proposal or offer that it may receive. The Party receiving the Alternative Proposal will keep the other Parties informed as to the status of any actions, including any discussions, taken with respect to such Alternative Proposal. The Party receiving the Alternative Proposal shall also keep the other Parties informed of the status of any modifications to any Alternative Proposal (each Party agreeing that it (and its Subsidiaries) will not enter into any confidentiality agreement with any Person subsequent to the date of this Agreement which prohibits the Party from providing such information to the other Parties).

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(d)

A Party’s board of directors (or a committee thereof) shall not approve or recommend an Alternative Proposal, or withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, including the Merger (or publicly propose to do any of the foregoing) except as expressly provided in this Section 6.12. In response to the receipt of an unsolicited written Alternative Proposal, if a Party has complied with this Section 6.12 and the board of directors of the Party (A) determines in good faith that the Alternative Proposal is a Superior Proposal (and continues to constitute a Superior Proposal after taking into account any modifications proposed by the other Parties hereto during any five business day period referred to below), and (B) after receiving the advice of its outside counsel has concluded in good faith that such action is required in order for the board of directors of the Party receiving the Alternative Proposal to act in a manner consistent with its fiduciary duties under applicable law, then, on the sixth business day following the other Party’s receipt of written notice from the Party receiving the Alternative Proposal of the intention of the board of directors of such Party to do so, the board of directors of the Party that received the Alternative Proposal may approve and recommend such Superior Proposal and, in connection with such Superior Proposal, withdraw or modify its approval or recommendation of this Agreement and the Merger. As used herein, the term “Superior Proposal” means an Alternative Proposal which the board of directors of a Party determines in good faith and after consultation with its financial advisor and after receiving the advice of its outside legal counsel to be more favorable to that Party’s stockholders from a financial point of view than the Merger and which is reasonably likely to be financed and otherwise completed without any undue delay. Notwithstanding the foregoing, the board of directors of a Party that received an Alternative Proposal shall not approve or recommend a Superior Proposal or withdraw or modify its approval or recommendation of this Agreement and the Merger in response to a Superior Proposal (X) until five business days after the Party that received the Alternative Proposal provides written notice to the other Parties (an "Alternative Proposal Notice") advising the other Parties that the board of directors of the Party that received the Alternative Proposal or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal and (Y) if during such five business day period, the other Parties propose any alternative transaction (including any modifications to the terms of this Agreement), unless the board of directors of the Party that received the Alternative Proposal or a committee thereof determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory

46

terms and conditions of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to the Party that received the Alternative Proposal and its stockholders from a financial point of view as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Alternative Proposal Notice and a new five business day period under this Section 6.12).

(e)

Nothing in this Section 6.12 shall permit a Party to terminate this Agreement except as specifically provided in Section 9. For the avoidance of doubt, no Party may enter into any agreement with respect to an Alternative Proposal during the term of this Agreement unless it first complies with the provisions of this Section 6.12 and Section 9.

6.13

Financing. On or before March 31, 2006, Novastar shall use commercially reasonable efforts to raise at least $2,750,000 (it being understood that $1,312,500 has already been raised) in an equity financing transaction and shall invest at least $1,200,000 of such funds in Thorium Power for Thorium Power Common Stock at a price per share of $4.00 (exclusive of the $150,000 that has already been invested in Thorium Power, but after giving a credit for any funds invested in Thorium Power by Novastar on or about the date hereof).

6.14	Amendment of Novastar Material Contracts.
6.15

On or before March 31, 2006, Novastar shall use commercially reasonable efforts to amend the contracts listed on Schedule 4.12 such that the only remedy for a breach of obligations by Novastar thereunder is termination of such contracts.

7.	INDEMNIFICATION.
7.1

Indemnification By Thorium Power. Thorium Power shall indemnify and hold harmless Novastar and Acquisition Sub and their respective officers, directors, employees, attorneys, agents and controlling persons from any liability, damage, loss, penalty, cost or expense, including attorneys fees and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation (collectively, “Costs”), arising from or attributable to any breach of any representation, warranty or agreement made by Thorium Power herein or in any certificate delivered by Thorium Power in connection with the transactions contemplated herein.

7.2

Indemnification By Novastar. Novastar shall indemnify and hold harmless Thorium Power and its officers, directors, employees, attorneys, agents and controlling persons from Costs arising from or attributable to any breach of any representation, warranty or agreement made by

47

Novastar or Acquisition Sub herein or in any certificate delivered by Novastar or Acquisition Sub in connection with the transactions contemplated herein.

7.3

Limitations Period. The indemnification rights provided in Sections 7.1 and 7.2 apply only with respect to claims asserted by written notice provided to the Party from whom indemnification is sought, no later than the Effective Date (the “Indemnification Period”). This limitations period is not intended to restrict the right of a director, officer, employee, attorney or agent of a Party to seek indemnification from that Party, consistent with the Party’s bylaws or corporate policies.

7.4	Procedures For Resolution And Payment of Claims For Indemnification.
(a)

If a Person entitled to be indemnified under this Section 7 (the “Indemnitee”) shall incur any Costs or determine that it is likely to incur any Costs, including without limitation claims by third parties, and believes that it is entitled to be indemnified against such Costs by a Party hereunder (the “Indemnitor”), such Indemnitee shall deliver to the Indemnitor a certificate (an “Indemnity Certificate”) signed by the Indemnitee which Indemnitee Certificate shall:

(i)

state that the Indemnitee has paid or properly accrued Costs, or anticipates that it will incur liability for Costs for which such Indemnitee is entitled to indemnification pursuant to this Agreement; and

(ii)

specify in reasonable detail each individual item of Cost included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated liability and the nature of the misrepresentation, breach of warranty or breach of covenant to which each such item is related and the computation of the amount to which such Indemnitee claims to be entitled hereunder.

(b)

In case the Indemnitor shall object to the indemnification of an Indemnitee in respect of any claim or claims specified in any Indemnity Certificate, the Indemnitor shall within 30 days after receipt by the Indemnitor of such Indemnity Certificate deliver to the Indemnitee a written notice to such effect and the Indemnitor and the Indemnitee shall, within the 30-day period beginning on the date of receipt by the Indemnitee of such written objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims to which the Indemnitor shall have so objected. If the Indemnitee and the Indemnitor shall succeed in reaching agreement on their respective rights with respect to any of such claims, the Indemnitee and the Indemnitor

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shall promptly prepare and sign a writing setting forth such agreement.

(c)

Promptly after the assertion by any third party of any claim against any Indemnitee that, in the judgment of such Indemnitee, may result in the incurrence by such Indemnitee of Costs for which such Indemnitee would be entitled to indemnification pursuant to this Agreement, such Indemnitee shall deliver to the Indemnitor a written notice describing in reasonable detail such claim and such Indemnitor may, at its option, assume the defense of the Indemnitee against such claim (including the employment of counsel, who shall be satisfactory to such Indemnitee, and the payment of expenses), which assumption shall not be deemed an admission of liability for indemnification. Any Indemnitee shall have the right to employ separate counsel in any such action or claim and to participate in the defense thereto, but the fees and expenses of such counsel shall not be at the expense of the Indemnitor unless (i) the Indemnitor shall have failed, within a reasonable time after having been notified by the Indemnitee of the existence of such claim as provided in the preceding sentence, to assume the defense of such claim, (ii) the employment of such counsel has been specifically authorized by the Indemnitor, or (iii) the named parties to any such action (including any impleaded parties) include both such Indemnitee and the Indemnitor and such Indemnitee shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Indemnitor. No Indemnitor shall be liable to indemnify any Indemnitee for any settlement of any such action or claim effected without the consent of the Indemnitor but if settled with the written consent of the Indemnitor, or if there be a final judgment for the plaintiff in any such action, the Indemnitor shall jointly and severally indemnify and hold harmless each Indemnitee from and against any loss or liability by reason of such settlement or judgment. If an Indemnitor assumes the defense of an Indemnitee against a claim asserted hereunder, the Indemnitee shall give the Indemnitor access to its books and records as necessary to conduct such defense and cooperate in such defense.

7.5

Limitation on Indemnification. Notwithstanding any other provision of this Section 7: (i) no Party will have any indemnification obligations for Costs under Section 7 unless and until the Costs exceed Twenty Five Thousand Dollars ($25,000), and then only to the extent of such excess; and (ii) in no event will the aggregate indemnification to be paid by a Party under Section 7 exceed Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that this Section 7.5 shall not apply to any intentional breach.

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7.6

Exclusive Remedy. The Parties acknowledge and agree that the sole and exclusive remedy for any breach or inaccuracy, or alleged breach or inaccuracy, of any representation or warranty in this Agreement or any covenant or agreement to be performed hereunder on or prior to the Closing Date, will be indemnification in accordance with this Section 7. In furtherance of the foregoing, the Parties hereby waive, to the fullest extent permitted by applicable law, any and all other rights, claims and causes of action (including rights of contributions, if any) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any tort or breach of contract claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the other arising under or based upon any law (including any such law under or relating to environmental matters), common law or otherwise.

8.	CONFIDENTIAL INFORMATION.

Each Party agrees that it will use the Confidential Information that it receives solely for the purpose of evaluating and implementing the transactions contemplated hereby and for no other purpose. Each Party shall keep the Confidential Information strictly confidential, and shall not disclose any of the Confidential Information to any Person or use any of the Confidential Information for any other purpose; provided that each Party may disclose the Confidential Information to its accountants and attorneys (each an “Agent” and collectively the “Agents”) who need to know such Confidential Information solely for purposes of assisting such Party in evaluating the transactions contemplated hereby and, provided further, that such Confidential Information may be disclosed where required by applicable law or any rules and regulations of an exchange or automated quotation system. As a condition precedent to disclosing any Confidential Information to any such Agent, the Party will inform such Agent of the confidential nature of the Confidential Information and such Agent will agree to be bound to the terms and provisions hereof, as if such Agent was a party hereto.

9.	TERMINATION.
9.1	Ability to Terminate. This Agreement shall terminate at any time prior to the Closing as follows:
(a)	By the mutual written consent of the Parties.
(b)

By Novastar or Acquisition Sub, (i) upon written notice to Thorium Power that any of the conditions in Section 5 have not been fulfilled or waived on or prior to October 31, 2006, (ii) if there has been a breach by Thorium Power of any representation, warranty or covenant made by it in this Agreement which has prevented the satisfaction of any condition to the obligations of Novastar and/or Acquisition Sub to effect the Closing and such breach has not been cured by Thorium Power or waived by

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Novastar and Acquisition Sub within 20 business days after all other conditions to Closing have been satisfied or are capable of being satisfied, (iii) if an Alternative Proposal relating to Thorium Power has not been rejected within thirty (30) days after receipt thereof by Thorium Power, or (iv) if Novastar and/or Acquisition Sub has complied with the provisions of Sections 6.12 and 9.3(c) with regard to a Superior Proposal.

(c)

By Thorium Power, (i) upon written notice to Novastar and Acquisition Sub that any of the conditions in Section 4 have not been fulfilled or waived on or prior to October 31, 2006, (ii) if there has been a breach by Novastar or Acquisition Sub of any representation, warranty or covenant made by it in this Agreement which has prevented the satisfaction of any condition to the obligations of Thorium Power to effect the Closing and such breach has not been cured by Novastar and/or Acquisition Sub or waived by Thorium Power within 20 business days after all other conditions to Closing have been satisfied or are capable of being satisfied, (iii) if an Alternative Proposal relating to Novastar and/or Acquisition Sub has not been rejected within thirty (30) days after receipt thereof by Novastar and/or Acquisition Sub, or (iv) if Thorium Power has complied with the provisions of Sections 6.12 and 9.3(b) with regard to a Superior Proposal.

(d)

By any Party if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable (provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) shall not be available to any Party until such Party has used all commercially reasonable efforts to remove such order, decree, ruling or other action unless such removal is not reasonably likely to be obtained).

9.2

Procedure and Effect of Termination. In the event of termination of this Agreement by any of the Parties pursuant to this Section 9, written notice thereof will forthwith be given by the terminating Party to the other Parties and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by either Party, whereupon the liabilities of the Parties hereunder will terminate, except as otherwise expressly provided in this Agreement (including Section 9.3).

9.3	Remedies upon Termination. If this Agreement is terminated as provided herein:
(a)

Except as otherwise provided in this Section 9.3, such termination will be the sole remedy of the Parties with respect to breaches of any representation, warranty or covenant contained in this Agreement and none of the Parties nor any of their trustees,

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directors, officers, employees or Affiliates, as the case may be, will have any liability or further obligation to the other Parties or any of their trustees, directors, officers, employees or Affiliates, as the case may be, pursuant to this Agreement.

(b)

Notwithstanding Section 9.3(a), if Novastar or Acquisition Sub terminates this Agreement pursuant to Section 9.1(b)(iii) or if Thorium Power terminates this Agreement pursuant to Section 9.1(c)(iv), then Thorium Power shall pay to Novastar liquidated damages equal to $500,000.

(c)

Notwithstanding Section 9.3(a), if Thorium Power terminates this Agreement pursuant to Section 9.1(c)(iii) or if Novastar or Acquisition Sub terminates this Agreement pursuant to Section 9.1(b)(iv), then Novastar shall pay to Thorium Power liquidated damages equal to $500,000.

9.4

Liquidated Damages. In view of the difficulty of determining the amount of damages which may result from a termination under the circumstances set forth in Sections 9.3(b) and 9.3(c), and the failure of the Parties to consummate the transactions contemplated by this Agreement, the Parties have mutually agreed that the payment set forth in such sections will be made to the respective Parties as liquidated damages, and not as a penalty. In the event of any such termination, the Parties have agreed that the payment set forth in Sections 9.3(b) and 9.3(c) will be the sole and exclusive remedy for monetary damages of the Parties. ACCORDINGLY, THE PARTIES HEREBY ACKNOWLEDGE THAT (i) THE EXTENT OF DAMAGES CAUSED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE IMPOSSIBLE OR EXTREMELY DIFFICULT TO ASCERTAIN, (ii) THE AMOUNT OF THE LIQUIDATED DAMAGES PROVIDED FOR IN SECTION 9.3(b) AND SECTION 9.3(c) IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES, AND (iii) RECEIPT OF SUCH LIQUIDATED DAMAGES BY THE RESPECTIVE PARTIES DOES NOT CONSTITUTE A PENALTY. THE PARTIES HEREBY FOREVER WAIVE AND AGREE TO FOREGO TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW ANY AND ALL RIGHTS THEY HAVE OR IN THE FUTURE MAY HAVE TO ASSERT ANY CLAIM DISPUTING OR OTHERWISE OBJECTING TO ANY OR ALL OF THE FOREGOING PROVISIONS OF THIS SECTION 9. Any payment under Section 9.3(b) or Section 9.3(c) will be made by wire transfer of immediately available funds to a bank account in the United States of America designated in writing by the Party entitled to receive such payment not later than ten business days following the date such Party delivers notice of such account designation to the Party responsible to make such payment.

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10.	MISCELLANEOUS PROVISIONS.
10.1	Construction; Governing Law.

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.

10.2	Notices.

All notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be in writing, and shall be sent to the applicable Party at the following addresses or facsimile numbers, as applicable:

If to Novastar:

Novastar Resources Ltd.

c/o Sean Mulhearn

364 West 18th Street, Suite 5G

New York, NY 10001

Attention: Charles Merchant

Fax: (212) 366-4312

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, NY 10036-4039

Attention: Jerry P. Peppers, Esq.

Fax: (212) 858-1500

If to Acquisition Sub:

TP Acquisition Corp.

c/o Novastar Resources Ltd.

c/o Sean Mulhearn

364 West 18th Street, Suite 5G

New York, NY 10001

Attention: Charles Merchant

Fax: (212) 366-4312

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP

1540 Broadway

New York, NY 10036-4039

Attention: Jerry P. Peppers, Esq.

Fax: (212) 858-1500

If to Thorium Power:

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Thorium Power, Inc.

8300 Greensboro Drive

Suite 800

McLean, VA  22102

Attention: Seth Grae

Fax: (202) 318-2502

With a copy to:

Thelen Reid & Priest LLP

701 Eighth Street, N.W.

Washington, DC 20001

Attention: Louis A. Bevilacqua, Esq.

Fax: (202) 654-1804

or to such other address or facsimile number as any Party may have furnished to each other Party in writing in accordance herewith. All notices, consents, directions, approvals, instructions, requests and other communications hereunder shall be sent and effective as follows: (i) on the business day delivered, when delivered personally; (ii) five (5) business days after mailing if mailed by registered or certified mail, return receipt requested (postage prepaid); (iii) on the next business day if sent by a nationally recognized overnight express courier service with all costs prepaid and provided evidence of delivery is available; or (iv) on the business day of a facsimile transmission if received on a business day before 5:00 p.m., local time, or on the next business day if received after that time, in each case provided that an automatic machine confirmation indicating the time of receipt is generated.

10.3	Assignment.

Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by Novastar or Acquisition Sub without Thorium Power’s prior written consent or by Thorium Power without Novastar’s prior written consent. Nothing contained herein, express or implied, is intended to confer upon any Person other than the Parties hereto and their successors in interest and permitted assignees any rights or remedies under or by reason of this Agreement unless so expressly stated herein to the contrary.

10.4	Amendments And Waivers.

No breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the Party who is entitled to assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. This Agreement and the Exhibits and Schedules hereto may be modified only by a written instrument duly executed by the Parties hereto.

10.5	Attorneys’ Fees.

In the event that any action or proceeding is commenced by any Party hereto for the purpose of enforcing any provision of this Agreement, the Parties to such action or proceeding may receive as part of any award, judgment, decision or other resolution of such action, proceeding or arbitration their costs and attorneys’ fees as determined by the Person or body making such

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award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, the Parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred costs of attorneys or other professionals in investigation or counseling on such claim.

10.6	Binding Nature of Agreement.

This Agreement includes each of the Schedules and Exhibits that are referred to herein or attached hereto, all of which are incorporated by reference herein. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective executors, heirs, legal representatives, successors and permitted assigns.

10.7	Expenses.

The costs and expenses and the professional fees and disbursements incurred by Thorium Power in connection herewith shall be borne by Thorium Power. The costs and expenses and the professional fees and disbursements incurred by Novastar and Acquisition Sub in connection herewith shall be borne by Novastar and Acquisition Sub, respectively.

10.8	Entire Agreement.

This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior representations, agreements and understandings relating to the subject matter hereof.

10.9	Severability.

Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

10.10	Counterparts; Signatures; Section Headings.

This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile signature shall bind the signatory in the same way that an original signature would bind the signatory. The headings of each section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

10.11	Waiver of Jury Trial.

EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE RELATED AGREEMENTS, AND AGREES TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

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10.12

Submission to Jurisdiction. All actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State of New York. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement. Each party hereby waives (i) any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section 10.12, and (ii) the right each may have to a trial by jury.

10.13     Each party stipulates that the court in the State of New York shall have in personam jurisdiction over each of them for the purpose of litigating any such dispute, controversy or proceeding. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 10.12 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in Section 10.2. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first written above.

NOVASTAR RESOURCES LTD.

By:        /s/ Charles Merchant

Name: Charles Merchant
Title: Chief Operating Officer
and Interim Chief Executive Officer

TP ACQUISITION CORP.

By:        /s/ Charles Merchant

Name: Charles Merchant
Title: President

THORIUM POWER, INC.

By:        /s/ Seth Grae

Name: Seth Grae
Title: President

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